Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

29 January 2025

RECOMMENDED CASH AND SHARE COMBINATION

OF

DOWLAIS GROUP PLC (“DOWLAIS”)

WITH

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (“AAM”)

Summary

•	The boards of AAM and Dowlais are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer to be made by AAM for the entire issued and to be issued ordinary share capital of Dowlais (the “Combination”).

•	The Combined Group will be a larger, diversified global manufacturer well-positioned for long-term profitable growth, value-enhancing investments and sustainable capital returns. The boards of AAM and Dowlais believe the Combination will generate significant value for both sets of shareholders. The Combined Group will have the following characteristics:

•	a leading, innovative global driveline and metal forming supplier with significant size and scale;

•	an increasingly propulsion-agnostic portfolio of products across a broader range of automotive segments supporting internal combustion engine, hybrid and electric powertrains;

•	a diversified customer base with expanded and balanced geographic presence;

•	the opportunity to deliver significant cost synergies of $300 million across the Combined Group;

•	high margins, with strong earnings accretion, cash flow and balance sheet; and

•	an experienced and blended management and leadership team, with a proven track record of restructuring, integration and operational excellence.

The Combination

•	Under the terms of the Combination, each Dowlais Shareholder will be entitled to receive:

for each Dowlais Share held:	0.0863 New AAM Shares;

42 pence in cash; and

up to 2.8 pence in the form of a final cash dividend to be paid (subject to the approval of the Dowlais Board) prior to Completion

•	Pursuant to the consideration payable in connection with the Combination, each Dowlais Shareholder will be entitled to receive the payment of a final cash dividend by Dowlais of up to 2.8 pence for each Dowlais Share (the “FY24 Final Dividend”) (to be paid (subject to the approval of the Dowlais Board) in line with Dowlais’ ordinary course 2024 financial year dividend calendar) without any reduction of the consideration payable under the terms of the Combination.

•	The terms of the Combination represent a total implied value of 85.2 pence per Dowlais Share, based on the Closing Price of $5.82 for each AAM Share and £/US$ exchange rate of 1.2434 on 28 January 2025 (being the close of business on the last Business Day before the date of this Announcement), and including the FY24 Final Dividend.

•	Immediately following Completion, it is expected that the Dowlais Shareholders will own approximately 49 per cent., and AAM Shareholders will own approximately 51 per cent., of the issued and outstanding common stock of the Combined Group, with Dowlais Shareholders benefiting from up-front cash consideration and the opportunity to participate in the anticipated future value accretion of the Combined Group.

•	The Combined Group will have an experienced and blended management and leadership team. David C. Dauch will serve as the Chairman and Chief Executive Officer of the Combined Group. In addition, Roberto Fioroni (Chief Financial Officer, Dowlais), Helen Redfern (Chief People, Sustainability and Communications Officer, Dowlais), Markus Bannert (Chief Executive Officer, GKN Automotive), and Jean-Marc Durbuis (Chief Executive Officer, GKN Powder Metallurgy) will be invited to join existing AAM executives as part of the senior executive management team of the Combined Group, in roles to be confirmed. It is also expected that Simon Mackenzie Smith (Chair, Dowlais) and Fiona MacAulay, who currently serve on the Dowlais Board, will join the Board of AAM following completion of the Combination.

•	The terms of the Combination (including the FY24 Final Dividend) value the entire issued and to be issued ordinary share capital of Dowlais at approximately £1.16 billion on a fully diluted basis and represent a premium of approximately:

•	25 per cent. to the Closing Price of 68 pence for each Dowlais Share as at the close of business on 28 January 2025 (being the last Business Day before the date of this Announcement);

•	45 per cent. to the volume-weighted average price of 59 pence for each Dowlais Share for the three-month period ended on 28 January 2025 (being the last Business Day before the date of this Announcement); and

•	46 per cent. to the volume-weighted average price of 59 pence for each Dowlais Share for the six-month period ended on 28 January 2025 (being the last Business Day before the date of this Announcement).

•	The terms represent an implied enterprise value multiple of approximately 4.1 times Dowlais’ adjusted EBITDA for the 12-month period ended 31 December 2023, and 3.0 times when including full run rate cost synergies.

•	A Mix and Match Facility will also be made available to Dowlais Shareholders in order to enable them to elect, subject to off-setting elections, to vary the proportions in which they receive cash and New AAM Shares in respect of their holdings in Dowlais Shares. However, the total number of New AAM Shares to be issued and the maximum aggregate amount of cash to be paid under the terms of the Combination will not be varied as a result of elections under the Mix and Match Facility.

•	The AAM Board believes the Combination will create significant annual run rate cost synergies of $300 million, expected to be substantially achieved by the end of the third year after Completion.

•	AAM reserves the right to reduce the consideration payable in respect of each Dowlais Share under the terms of the Combination to the extent that the FY24 Final Dividend exceeds 2.8 pence per Dowlais Share. If any dividend or other distribution is announced, declared, made or paid, or becomes payable, in respect of Dowlais Shares on or after the date of this Announcement and before the Effective Date, other than the FY24 Final Dividend or any repurchases of Dowlais Shares by Dowlais pursuant to the Buyback Programme, AAM reserves the right to reduce the consideration payable in respect of each Dowlais Share by the amount of all or part of any such dividend or other distribution. If AAM exercises this right or makes such a reduction in respect of a dividend, other distribution or return of capital that has not been paid, Dowlais Shareholders will be entitled to receive and retain that dividend, other distribution or return of capital. From the date of this Announcement until the Effective Date, AAM is not permitted to announce, declare, make or pay any dividend, other distribution or return of capital and, if AAM does not comply with this restriction, Dowlais shall be entitled (at its sole discretion) to declare and pay an equalising dividend to Dowlais Shareholders, without any consequential reduction to the consideration. Further details are set out in paragraph 13 (Dividends).

•	The Combination is expected to be effected by means of a Court-sanctioned scheme of arrangement between Dowlais and Scheme Shareholders under Part 26 of the Companies Act, although AAM reserves the right to elect to implement the Combination by way of a Takeover Offer, subject to the terms of the Co-operation Agreement, and obtaining the consent of the Panel.

•	As a result of the announcement of the Combination, the Dowlais Directors have taken the decision to terminate the Buyback Programme previously announced, with immediate effect.

•	AAM and Dowlais have agreed certain arrangements whereby the consideration per Dowlais Share may be increased should certain shares in Dowlais be cancelled for nil consideration prior to the Effective Date as set out in paragraph 21 (Melrose ESOT), without increasing the total consideration payable by AAM pursuant to the Combination.

Background to and reasons for the Combination

•	AAM and Dowlais are leading global tier-one automotive suppliers specialising in driveline and metal forming technologies for internal combustion, electric and hybrid vehicles. The combination of AAM and Dowlais will create a leading global manufacturer with the scale, product portfolio, technology and global diversification required to lead and innovate in a transitioning business environment.

•	The AAM Directors believe that the Combined Group will benefit from a more diversified business model across both customers and geographies as well as the significant synergies arising from the combination of AAM and Dowlais. This model will feature a robust cash-generative financial profile, a strong balance sheet, and a more competitive and margin enhancing position than the standalone businesses, enabling continued innovation, growth, and long-term value creation for shareholders as the industry transitions to alternate propulsion technologies.

•	The Combination will bring together two companies with highly complementary customer bases, geographic footprints, powertrain-agnostic product portfolios, and manufacturing operations. It will benefit from a best-of-best management team and the significant leadership depth present in both organisations.

•	The Combination offers shareholders the opportunity to participate in future value creation unlocked through the delivery of these cost synergies.

Key features of the Combined Group:

•	Leading global driveline and metal-forming supplier with significant size and scale - AAM and Dowlais expect that the Combined Group will benefit from greater scale and diversification, which brings numerous benefits including: financial and operational resilience, enabling the business to adapt to demand fluctuations and macroeconomic events; strengthened relationships with customers and other industry stakeholders; a competitive cost base driven by economies of scale; pooled resources for R&D and investment, including EV transition and new technologies; and increased agility and flexibility in a dynamic, fast-moving industry.

•	Comprehensive powertrain-agnostic product portfolio with leading technology - The Combination will create an industry-leading portfolio of products across a broad range of automotive segments, supporting internal combustion engine (ICE), hybrid and electric powertrains. The metal forming and powder metallurgy product groups will provide both vertical integration capabilities and further diversification beyond the auto industry. The Combined Group will benefit from enhanced scale to fund investments in future innovation in its powertrain-agnostic product portfolio.

•	Diversified customer base with expanded and balanced geographic presence - The Combined Group will be a truly global supplier, serving a wide range of vehicles with a well-diversified and complementary customer base. Additionally, the Combined Group will benefit from a more balanced regional presence. AAM’s position in pickup trucks and SUVs and Dowlais’ position across multiple other vehicle segments globally create an attractive business portfolio. The combined businesses also have strong foundations to serve the large and growing Chinese vehicle market, in particular with emerging domestic Chinese OEMs that are positioned for global growth. As a result, the Combined Group will be well-positioned to support and profitably participate in the transition to alternate propulsion technologies in all regions.

•	Compelling industrial logic with ~$300 million of synergies - The complementary nature of AAM’s and Dowlais’ businesses will enable the creation of significant, annual run rate cost synergies of approximately $300 million, expected to be substantially achieved by the end of the third year after Completion. The AAM management team has a proven acquisition track record, having successfully integrated and delivered significant cost synergy value through the acquisitions of Metaldyne Performance Group and Tekfor Group. Additionally, the Dowlais management team has demonstrated a proven track record of restructuring resulting in operational improvements.

•	High margins, with strong earnings accretion, cash flow and balance sheet - The Combined Group’s enhanced customer, geographic, and product diversification supports a best-in-class financial profile with clear opportunities for improved profitability. The Combination results in an attractive financial profile within the automotive supplier landscape, with revenue of approximately $12 billion and Adjusted EBITDA margins of approximately 14 per cent. (inclusive of run rate synergies). Based on the terms of the Combination, the Combined Group’s day-one net leverage is expected to be approximately 2.5 times (inclusive of full run rate synergies). AAM's capital allocation policy will prioritise debt repayment whilst supporting organic growth until net leverage is below 2.5 times, at which point AAM intends to move to a more balanced capital allocation policy.

Quantified cost synergies

The AAM Directors, having reviewed and analysed the potential cost synergies of the Combination, and considering the factors they can influence, are highly confident in the Combined Group’s ability to realise approximately $300 million of annual run rate cost synergies, expected to be substantially achieved by the end of the third year following Completion.

The quantified cost synergies, expected to originate from the cost bases of AAM and Dowlais, are anticipated to be realised primarily from:

•	SG&A - approximately 30 per cent. across the following sources:

o	Eliminating duplicate public company costs and other costs;

o	Optimisation of the combined workforce;

o	Streamlining of engineering, research, and development expenses; and

o	Elimination of duplicate business and technical offices.

•	Purchasing - approximately 50 per cent. across the following sources:

o	Leveraging enhanced economies of scale and spend to reduce supply costs;

o	Utilising vertical integration capabilities to deliver insourcing initiatives; and

o	Achieving global freight and logistical savings through increased scale, utilisation and benefits from third-party logistics suppliers.

•	Operations - approximately 20 per cent. across the following sources:

o	Increasing operating efficiencies through the implementation of a best-of-best operating system; and

o	Optimising the combined global manufacturing footprint.

•	The AAM Directors expect that approximately 60 per cent. of the annual run rate cost synergies will be realised by the end of the second year following Completion, and the full run rate cost savings are expected to be substantially achieved by the end of the third year following Completion.

•	The AAM Directors expect that the one-off costs required to deliver on the synergy plan are approximately equal to one year of full run rate savings.

•	In addition, the AAM Directors expect an increase in operating working capital of approximately $13 million required to deliver identified run rate freight and logistics synergies.

•	The synergy savings stated are net of anticipated dis-synergies (expected to be approximately $22 million).

•	The expected synergies will accrue as a direct result of the Combination and would not be achieved on a standalone basis.

Information on AAM

•	As a leading global tier 1 automotive and mobility supplier, AAM designs, engineers and manufactures driveline and metal forming technologies to support electric, hybrid and internal combustion vehicles. AAM’s mission is to deliver efficient, powerful and innovative solutions for its customers.

•	Headquartered in Detroit, Michigan, AAM has over 75 facilities in 16 countries across North America, Latin America, Europe and Asia. AAM employs approximately 21,000 employees globally. AAM is a Delaware corporation and AAM Shares are publicly traded on the New York Stock Exchange (NYSE:AXL).

•	AAM has established a high-efficiency product portfolio that is designed to improve axle efficiency and fuel economy through innovative product design technologies. Its portfolio includes high-efficiency axles, aluminium axles and all-wheel-drive applications. AAM’s metal forming segment represents the largest automotive forging operation in the world, and provides engine, transmission, driveline and safety-critical components for light, commercial and industrial vehicles. Net sales for 2023 were approximately $6.08 billion.

Information on Dowlais

•	Dowlais is a specialist engineering group focused on the automotive sector. Dowlais develops and delivers precisely engineered solutions that are shaping the future of the automotive industry through its two leading high-technology engineering businesses: GKN Automotive and GKN Powder Metallurgy.

•	GKN Automotive: a global leader in the development and production of sideshafts, propshafts, AWD systems and advanced differentials and a trusted partner to over 90 per cent. of global automotive OEMs. Its products drive the wheels of around half the world’s light vehicles, and it has been a pioneer in the development of eDrive systems, remaining at the forefront of electric vehicle powertrain technology.

•	GKN Powder Metallurgy: a global leader in the production of sintered metal products for the automotive and industrial sectors and a leading manufacturer of atomised metal powders. Its world-class engineering expertise and sustainable technology enables the design and production of parts with complex geometries, higher densities and improved physical properties.

•	Dowlais is headquartered in the United Kingdom, and operates across the Americas, Europe and Asia with over 70 manufacturing facilities and seven global innovation centres. Dowlais employs approximately 30,000 employees globally, including its joint ventures. Dowlais Shares are publicly traded on the London Stock Exchange (LSE: DWL).

Irrevocable undertakings

•	AAM has received irrevocable undertakings to vote in favour (or procure a vote in favour) of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting from those Dowlais Directors who hold Dowlais Shares in respect of their own beneficial shareholdings, totalling 3,864,429 Dowlais Shares representing approximately 0.3 per cent. of the issued ordinary share capital of Dowlais as at 28 January 2025, being the last Business Day before the date of this Announcement.

•	Further details of these irrevocable undertakings are set out in Appendix 3 to this Announcement.

Background to and reasons for the recommendation

•	Dowlais is a specialist engineering group focused on the automotive sector. Since its listing in April 2023, Dowlais has made strong progress on its strategy to accelerate its transition to a power-agnostic business model and has continued to deliver operational and performance improvements despite a challenging market environment.

•	The Dowlais Directors remain fully confident that Dowlais will continue to execute successfully on its strategic priorities, leaving it better positioned to navigate market volatility and deliver sustainable, profitable growth and cash generation.

•	While the Dowlais Directors did not solicit an offer for Dowlais, the Dowlais Directors remain focused on maximising the full value of Dowlais for the benefit of its shareholders by considering all available options. In assessing the Combination, the Dowlais Directors have focused on both the near-term and long-term value that the Combination is expected to deliver to Dowlais Shareholders as well as the implications for Dowlais’ stakeholders.

•	The Dowlais Directors believe that the Combination represents an attractive opportunity to accelerate the realisation of shareholder value through the establishment of a global, automotive supplier with market-leading capabilities, better-positioned together to navigate both the short-term challenges and long-term market dynamics in the automotive sector.

•	In considering the terms of the Combination and determining whether they reflected an appropriate valuation of Dowlais and its future prospects, the Dowlais Directors have taken into account a number of factors, including the premium and consideration mix, and offering Dowlais Shareholders the opportunity to participate in the anticipated value creation from the substantial synergies expected to be delivered through the Combination and accrue to the shareholders of the Combined Group.

Recommendation

•	The Dowlais Directors, who have been so advised by Barclays and Rothschild & Co as to the financial terms of the Combination, consider the terms of the Combination to be fair and reasonable. In providing their advice to the Dowlais Directors, Barclays and Rothschild & Co have taken into account the commercial assessments of the Dowlais Directors. Barclays and Rothschild & Co are providing independent financial advice to the Dowlais Directors for the purposes of Rule 3 of the Code.

•	Accordingly, the Dowlais Directors intend to recommend unanimously that Scheme Shareholders vote in favour of the Scheme at the Court Meeting and Dowlais Shareholders vote in favour of the Resolutions to be proposed at the General Meeting (or in the event that the Combination is implemented by way of a Takeover Offer, that Dowlais Shareholders accept or procure acceptance of such Takeover Offer) as the Dowlais Directors who hold Dowlais Shares have irrevocably undertaken to do in respect of their entire beneficial holdings of 3,864,429 Dowlais Shares, in aggregate, representing approximately 0.3 per cent. of the issued ordinary share capital of Dowlais as at 28 January 2025 (being the last Business Day before the date of this Announcement). Further details of these irrevocable undertakings are set out at Appendix 3 to this Announcement.

•	AAM and Dowlais have agreed certain arrangements whereby the consideration per Dowlais Share will be increased should certain shares in Dowlais be cancelled for nil consideration prior to the Effective Date as set out in paragraph 21 (Melrose ESOT), whilst maintaining the total consideration payable by AAM pursuant to the Combination. For the avoidance of doubt, as described in paragraph 21 (Melrose ESOT), there can be no certainty that certain shares in Dowlais will be cancelled for nil consideration prior to the Effective Date with a resulting increase to the consideration per Dowlais Share under the terms of the Combination as set out in paragraph 21 (Melrose ESOT), and the Dowlais Directors’ intention to recommend as set out above is based solely on the terms of the Combination as at the date of this Announcement, and the financial advice received by the Dowlais Directors has been given on that basis.

•	The AAM Directors have unanimously approved the Combination and intend to recommend that AAM Shareholders vote in favour of the amendment to AAM’s certificate of incorporation to increase the number of authorised AAM Shares and the issuance of the New AAM Shares in connection with the Combination. J.P. Morgan has acted as financial adviser to AAM in relation to the Combination.

Timetable and Conditions

•	The Combination is subject to, among other things: (i) approval of the requisite majority of the Scheme Shareholders at the Court Meeting and the Dowlais Shareholders at the General Meeting; (ii) the sanction of the Scheme by the Court; (iii) the receipt of certain antitrust and other regulatory approvals; (iv) the amendment to AAM’s certificate of incorporation to increase the number of authorised AAM Shares duly approved by the affirmative vote of the holders of a majority in voting power of the AAM Shares entitled to vote thereon at the AAM Shareholder Meeting; (v) the issuance of the New AAM Shares in connection with the Combination being duly approved by the affirmative vote of the holders of a majority in voting power present in person or by proxy at the AAM Shareholder Meeting; and (vi) confirmation having been received by AAM that the New AAM Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. The Combination is also subject to the other terms and Conditions set out in Appendix 1 to this Announcement, and to the full terms and conditions to be set out in the Scheme Document, including the EU Antitrust Condition, the U.S. Antitrust Condition, the China Antitrust Condition, the Brazil Antitrust Condition and the Mexico Antitrust Condition.

•	The Combination will be put to Scheme Shareholders at the Court Meeting and the Dowlais Shareholders at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders at the Court Meeting, present and voting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, a special resolution implementing the Scheme must be passed by Dowlais Shareholders representing at least 75 per cent. of votes cast at the General Meeting (expected to be held immediately after the Court Meeting). Following the Court Meeting, the Scheme must also be sanctioned by the Court. Finally, a copy of the Court Order must be delivered to the Registrar of Companies, upon which the Scheme will become Effective. The Scheme must become Effective by no later than the Long Stop Date.

•	The Scheme Document will include full details of the Scheme (including the expected timetable for the Combination and how Dowlais Shareholders can hold, access and trade their interests in New AAM Shares), together with notices of the Court Meeting and the General Meeting, the Forms of Proxy, the Forms of Election in relation to the Mix and Match Facility and the expected timetable for the Combination, and will specify the actions to be taken by Dowlais Shareholders. The Scheme Document will be posted to Dowlais Shareholders in May or June 2025. The extended period until publication of such documentation in relation to the Combination has been agreed with the Panel and Dowlais and is to allow the Scheme Document to be published at or around the same time as the mailing of the AAM Proxy Statement following publication of the annual results of both AAM and Dowlais for the year ended 31 December 2024 and allowing for any SEC review period of the AAM Proxy Statement (if required).

•	Shareholders’ attention is drawn to the section entitled “High-Level U.S. Federal Income Tax Consequences” in this Announcement. The Scheme Document will contain details on the potential application of section 304 of the U.S. Internal Revenue Code (IRC), and the potential resulting U.S. withholding tax at a rate of up to 30 per cent. to the cash consideration received pursuant to the Combination, and will provide information for Dowlais Shareholders on how to certify whether or not it meets the requirements for exemption from U.S. Deemed Dividend Tax (and therefore potentially not be subject to such withholding tax), as described further below in the section entitled “High-Level U.S. Federal Income Tax Consequences”.

•	The Combination is expected to complete during 2025, subject to the satisfaction (or, where permitted, waiver) of the Conditions set out in Appendix 1 to this Announcement, including the EU Antitrust Condition, the U.S. Antitrust Condition, the China Antitrust Condition, the Brazil Antitrust Condition and the Mexico Antitrust Condition.

•	Commenting on the Combination, David C. Dauch, Chairman and Chief Executive Officer of AAM, said:

“This announcement marks another key milestone in our continued long-term strategic growth plan. We are excited to bring together these two outstanding companies to create a leading driveline and metal-forming supplier serving the global automotive industry as it continues to evolve. The combination will create significant immediate and long-term shareholder value while helping to power a more sustainable future. Together with Dowlais, we will have the powertrain-agnostic product portfolio, global reach, commitment to innovation and financial strength to meet the needs of customers and succeed in a dynamic market environment.”

•	Commenting on the Combination, Simon Mackenzie Smith, Chair of Dowlais, said:

“The Dowlais board is unanimous in its view that the proposed combination with AAM offers a compelling opportunity to unlock value for our shareholders. The strategic rationale for the combination is clear: together, we create a global leader with enhanced financial strength, broader diversification and a market-leading product portfolio that spans traditional and electrified powertrain solutions. Importantly, our shareholders will benefit not only from an immediate premium but also from the significant synergies that this combination will deliver. Whilst the Dowlais board remain confident in our stand-alone strategy, this transaction creates significant shareholder value while ensuring that our outstanding businesses continue to shape the future of mobility.”

•	Commenting on the Combination, Liam Butterworth, Chief Executive Officer of Dowlais, said:

“Today’s announcement marks a significant opportunity to build on the success of Dowlais Group. The combination of the two companies accelerates the execution of our strategy by leveraging our combined scale, resources, capabilities, and outstanding management teams. Our product portfolios and technological expertise are highly complementary, positioning us to better serve our customers and exceed their expectations. This transaction also combines our respective strengths in innovation, technology, and talent, creating a solid foundation for delivering long-term value to our shareholders. Our shared vision is to be a leading supplier of power-agnostic products as the world transitions to electrified mobility while maintaining operational excellence and driving sustainable growth, improved margins, and stronger cash flow generation. Together, we will unlock significant synergies, accelerate innovation, and position the combined group for long-term success in a dynamic industry. I am incredibly proud of what our team has achieved and excited about the opportunities that lie ahead for the combined group.”

This summary should be read in conjunction with, and is subject to, the full text of this Announcement and its Appendices.

The conditions to, and certain further terms of, the Combination are set out in Appendix 1 to this Announcement. The bases and sources for certain financial information contained in this Announcement are set out in Appendix 2. Details of irrevocable undertakings received by AAM are set out in Appendix 3. Appendix 4 contains details and bases of belief of the AAM FY24 Profit Estimate. Appendix 5 contains details and bases of belief of the Dowlais FY24 Profit Estimate. Appendix 6 contains details and bases of belief of the anticipated quantified financial benefits of the Combination together with the related reports from AAM’s reporting accountant, Deloitte, and AAM’s financial adviser, J.P. Morgan Cazenove as required under Rule 28.1(a) of the Code, and provides underlying information and bases for the reporting accountant's and advisers' respective reports. Each of Deloitte and J.P. Morgan has given and not withdrawn its consent to the publication of its report in this Announcement in the form and context in which it is included. The defined terms used in this Announcement are set out in Appendix 7.

For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of AAM and the AAM Directors.

AAM will hold a conference call for analysts and investors at 8.00 a.m. (ET) on Wednesday, January 29, 2025 with a dial-in facility available on 1-877-883-0383 (toll free) or 1-412-902-6506 (international). The access code is 1760312.

Enquiries

AAM

Christopher M. Son, Vice President, Marketing & Communications	+1 (313) 758-4814

J.P. Morgan (Exclusive financial adviser to AAM)

David Walker / Ian MacAllister	+1 (212) 270 6000
Robert Constant / Jonty Edwards	+44 (0) 203 493 8000

FGS Global (PR adviser to AAM)

Jared Levy / Jim Barron	+1 212 687 8080
Charlie Chichester / Rory King	+44 20 7251 3801

Dowlais

Investors
Pier Falcione	+44 (0) 7974 974690

Barclays (Financial adviser and corporate broker to Dowlais)

Guy Bomford / Adrian Beidas / Neal West (Corporate Broking)	+44 (0) 20 7623 2323

Rothschild & Co (Financial adviser to Dowlais)

Ravi Gupta / Nathalie Ferretti	+44 (0) 20 7280 5000

Investec Bank plc (Joint corporate broker to Dowlais)

Carlton Nelson / Christopher Baird	+44 (0) 20 7597 5970

Montfort Communications (PR adviser to Dowlais)

Nick Miles / Neil Craven	+44 (0) 7739 701 634 +44 (0) 7876 475 419

Allen Overy Shearman Sterling LLP is acting as legal adviser to AAM. Slaughter and May is acting as legal adviser to Dowlais. Cravath, Swaine & Moore LLP is acting as U.S. legal adviser to Dowlais.

The person responsible for arranging the release of this Announcement on behalf of Dowlais is John Nicholson, General Counsel & Company Secretary.

Important notices relating to financial advisers

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority). J.P. Morgan is acting as financial adviser exclusively for AAM and no one else in connection with the Combination and will not regard any other person as its client in relation to the Combination and will not be responsible to anyone other than AAM for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Combination or any other matter or arrangement referred to herein.

Barclays, which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Dowlais and no one else in connection with the Combination and will not be responsible to anyone other than Dowlais for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Combination or any other matter referred to in this Announcement.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in Dowlais securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Rothschild & Co, which is authorised and regulated in the UK by the Financial Conduct Authority, is acting exclusively as financial adviser to Dowlais and for no-one else in connection with the Combination and shall not be responsible to anyone other than Dowlais for providing the protections afforded to clients of Rothschild & Co, nor for providing advice in connection with the Combination or any matter referred to herein. Neither Rothschild & Co nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild & Co in connection with this Announcement, any statement contained herein, the Combination or otherwise. No representation or warranty, express or implied, is made by Rothschild & Co as to the contents of this Announcement.

Investec, which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the FCA and the PRA, is acting exclusively for Dowlais and no one else in connection with the subject matter of this Announcement and will not regard any other person as its client in relation to the subject matter of this Announcement and will not be responsible to anyone other than Dowlais for providing the protections afforded to the clients of Investec, or for providing advice in connection with the subject matter of this Announcement or any other matters referred to herein. Neither Investec nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Investec in connection with the subject matter of this Announcement, any statement contained herein or otherwise, and no representation, express or implied, is made by Investec or any of its subsidiaries, branches or affiliates, or purported to be made on behalf of Investec or any of its subsidiaries, branches or affiliates, in relation to the contents of this Announcement, including with regard to the accuracy or completeness of the Announcement or the verification of any other statements made or purported to be made by or on behalf of Investec or any of its subsidiaries, branches or affiliates in connection with the matters described in this Announcement.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Combination or otherwise. In particular, this Announcement is not an offer of securities for sale into the U.S. No offer of securities shall be made in the U.S. absent registration under the U.S. Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Combination will be made solely through the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents), which, together with the accompanying Forms of Proxy and Forms of Election in relation to the Mix and Match Facility, which will contain the full terms and conditions of the Combination, including details of how to vote in respect of the Combination. Any decision in respect of the Combination should be made only on the basis of the information in the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents).

Dowlais will prepare the Scheme Document to be distributed to Dowlais Shareholders. Dowlais and AAM urge Dowlais Shareholders to read the Scheme Document (or any other document by which the Combination is made) in full when it becomes available because it will contain important information relating to the Combination, including details of how to vote in respect of the Scheme.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and publication of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this Announcement since such date.

This Announcement does not constitute a prospectus or a prospectus equivalent document.

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside England.

The Combination will be subject to the applicable requirements of English law, the Code, the Panel, the London Stock Exchange and the FCA.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the Combination or determined if this Announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

Overseas Shareholders

The release, publication or distribution of this Announcement in jurisdictions other than the UK, and the availability of the Combination to Dowlais Shareholders who are not resident in the UK, may be restricted by law and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK or who are subject to the laws of another jurisdiction to participate in the Combination or to vote their Dowlais Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by AAM or required by the Code, and permitted by applicable law and regulation, the Combination shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Combination by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

Accordingly, copies of this Announcement and any formal documentation relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Combination.

Further details in relation to Dowlais Shareholders in overseas jurisdictions will be contained in the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents).

Additional information for U.S. investors in Dowlais

The Combination relates to an offer for the shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under English company law. The Combination, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the related proxy solicitation rules under the U.S. Exchange Act. Accordingly, the Combination is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the disclosure requirements of the U.S. tender offer and related proxy solicitation rules. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., such Takeover Offer will be made in compliance with applicable U.S. laws and regulations.

The New AAM Shares to be issued pursuant to the Combination have not been and will not be registered under the U.S. Securities Act, and may not be offered or sold by AAM in the U.S. absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New AAM Shares to be issued pursuant to the Combination will be issued pursuant to the exemption from registration set forth in Section 3(a)(10) of the U.S. Securities Act. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New AAM Shares. In this event, Dowlais Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to all such documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to AAM’s contact for enquiries identified above.

This Announcement contains, and the Scheme Document will contain certain unaudited financial information relating to Dowlais that has been prepared in accordance with UK-endorsed International Financial Reporting Standards (“IFRS”) and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. U.S. generally accepted accounting principles differ in certain significant respects from IFRS.

Dowlais is incorporated under the laws of a non-U.S. jurisdiction, some or all of Dowlais’ officers and directors reside outside the U.S., and some or all of Dowlais’ assets are or may be located in jurisdictions outside the U.S. Therefore, U.S. Dowlais Shareholders (defined as Dowlais Shareholders who are U.S. persons as defined in the U.S. Internal Revenue Code or “IRC”) may have difficulty effecting service of process within the U.S. upon those persons or recovering against Dowlais or its officers or directors on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. It may not be possible to sue Dowlais or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

In accordance with normal United Kingdom practice, AAM or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Dowlais outside of the U.S., other than pursuant to the Combination, until the date on which the Combination and/or Scheme becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any such purchases by AAM will not be made at prices higher than the price of the Combination provided in this Announcement unless the price of the Combination is increased accordingly. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

High-Level U.S. Federal Income Tax Consequences

The receipt of New AAM Shares and cash by Dowlais Shareholders as consideration for the transfer of Dowlais Shares pursuant to the Combination may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Such consequences, if any, are not generally described herein.

For certain Dowlais Shareholders, Section 304 of the IRC may apply to the Combination if the Dowlais Shareholders, in the aggregate, own stock of AAM possessing 50 per cent. or more of the total combined voting power or 50 per cent. or more of the total combined value of all classes of stock of AAM immediately following Completion, taking into account certain constructive ownership rules under the IRC and, in the case of a Dowlais Shareholder who also owns AAM common stock, taking into account any New AAM Shares received by such Dowlais Shareholder as a result of the Combination. If Section 304 of the IRC were to apply to the Combination, the cash consideration received pursuant to the Combination may be subject to U.S. federal income tax as a deemed dividend (“U.S. Deemed Dividend Tax”). A Dowlais Shareholder should only be subject to U.S. Deemed Dividend Tax if the Dowlais Shareholder receives cash under the Combination and also owns AAM Shares. Further, even if a Dowlais Shareholder also owns AAM Shares, it should only be subject to U.S. Deemed Dividend Tax if the Dowlais Shareholder owns (i) an equivalent or greater percentage of AAM Shares than Dowlais Shares at Completion, and (ii) its indirect ownership interest in Dowlais is not therefore reduced as a result of the Combination, taking into account certain constructive ownership rules and the AAM Shares received as consideration in the Combination.

For U.S. Dowlais Shareholders, dividends are generally taxable as ordinary income, subject to any reduced tax rates or deductions provided under the IRC. U.S. Dowlais Shareholders who do not actually or constructively own any AAM Shares immediately prior to the Combination will recognise a capital gain or loss equal to the difference between the amount of cash received and such U.S. holder’s tax basis in the portion of its Dowlais Shares that is exchanged for such cash.

For Non-U.S. Dowlais Shareholders, U.S. Deemed Dividend Tax will be collected via a withholding tax at a 30 per cent. rate (or such lower rate as may be specified by an applicable income tax treaty) from the cash consideration received pursuant to the Combination. To establish whether such withholding is required from the cash consideration paid to each Non-U.S. Dowlais Shareholder, each Non-U.S. Dowlais Shareholder must, if necessary, complete a certificate, in the form to be provided in circumstances where it is necessary, certifying whether or not it meets the requirements for exemption from U.S. Deemed Dividend Tax. The certification process is not standardised, and depends upon information properly flowing through the brokerage network. To the extent relevant, you should consult your retail broker as to the procedures they employ; it is possible that some brokers may be unfamiliar with this process.

Failure by a Non-U.S. Dowlais Shareholder to complete and return such certificate may result in withholding tax at a rate of 30 per cent. (or such lower rate as may be specified by an applicable income tax treaty) on the full amount of the cash payable to such Non-U.S. Dowlais Shareholder.

If excess amounts are withheld from the cash consideration payable to a Non-U.S. Dowlais Shareholder, the Non-U.S. Dowlais Shareholder may obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS.

Dowlais Shareholders that may be concerned about the application of Section 304 of the IRC and the potential treatment of the cash consideration as a deemed dividend for U.S. federal income tax purposes should take this into account when determining whether to make an election under the Mix and Match Facility to receive different proportions of cash and New AAM Shares in respect of their holdings in Dowlais Shares, which would impact the amount of Dowlais Shares attributed to them after the Combination.

The receipt of consideration in exchange for Dowlais Shares pursuant to the Combination may also be subject, under certain circumstances, to FATCA or other backup withholding with respect to a Dowlais Shareholder that does not satisfy certain rules with respect to its identity under U.S. or other tax laws applicable to such Dowlais Shareholder.

Each Dowlais Shareholder is urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Combination, including in light of the potential application of Section 304 of the IRC to the Combination.

Forward-looking statements

This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Combination, and other information published by AAM and Dowlais contain statements which are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on assumptions, expectations, valuations, targets, estimates, forecasts and projections of AAM and Dowlais about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Combination on the AAM Group, the Dowlais Group and the Combined Group, such as the statements about the expected profitable growth, value-enhancing investments, sustainable capital returns and other characteristics of the Combined Group, the expected timing and scope of the Combination and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “budgets”, “targets”, “aims”, “scheduled”, “estimates”, “forecast”, “intends”, “anticipates”, “seeks”, “prospects”, “potential”, “possible”, “assume” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. AAM and Dowlais give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risks (known and unknown) and uncertainties (and other factors that are in many cases beyond the control of AAM and/or Dowlais) because they relate to events and depend on circumstances that may or may not occur in the future.

There are a number of factors that could affect the future operations of the AAM Group, the Dowlais Group and/or the Combined Group and that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction (or, where permitted, waiver) of the Conditions, as well as additional factors, such as: domestic and global business and economic conditions; the impact of pandemics, asset prices; market-related risks such as fluctuations in interest rates and exchange rates, industry trends, competition, changes in government and regulation, changes in the policies and actions of governments and/or regulatory authorities (including changes related to capital and tax), changes in political and economic stability (including exposures to terrorist activities, the UK’s exit from the European Union, Eurozone instability, disruption in business operations due to reorganisation activities, interest rate, inflation, deflation and currency fluctuations), the timing impact and other uncertainties of future or planned acquisitions or disposals or offers, the inability of the Combined Group to realise successfully any anticipated synergy benefits when the Combination is implemented (including changes to the board and/or employee composition of the Combined Group), the inability of the AAM Group to integrate successfully the Dowlais Group’s operations and programmes when the Combination is implemented, the Combined Group incurring and/or experiencing unanticipated costs and/or delays (including IT system failures, cyber-crime, fraud and pension scheme liabilities), or difficulties relating to the Combination when the Combination is implemented. Other unknown or unpredictable factors could affect future operations and/or cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. It is not possible to foresee or identify all such factors.

Each forward-looking statement speaks only as of the date of this Announcement. Neither the AAM Group nor the Dowlais Group, nor any of their respective associates or directors, officers or advisers, provides any representation, warranty, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. Forward-looking statements involve inherent risks and uncertainties. All forward-looking statements contained in this Announcement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Readers are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations (including, without limitation, under the Code, the UK Market Abuse Regulation, the DTRs and applicable U.S. securities laws), neither the AAM Group nor the Dowlais Group is under or undertakes any obligation, and each of the foregoing expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For a discussion of important risk factors that could cause AAM’s actual results to differ materially from the expectations in the forward-looking statements, see Part I, Item 1A. under the heading “Risk Factors” in its Form 10-K for the fiscal year ended December 31, 2023 and Part II, Item 1A under the heading “Risk Factors” in quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC which also contain additional information regarding forward-looking statements with respect to AAM.

Solicitation

This Announcement may be deemed to be solicitation material in respect of the Combination, including the issuance of the New AAM Shares in respect of the Combination. In connection with the foregoing proposed issuance of the New AAM Shares, AAM expects to file the AAM Proxy Statement. To the extent the Combination is effected as a scheme of arrangement under English law, the issuance of the New AAM Shares in connection with the Combination would not be expected to require registration under the U.S. Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the U.S. Securities Act. In the event that AAM exercises its right to elect to implement the Combination by way of a Takeover Offer or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the U.S. Securities Act, AAM expects to file a registration statement with the SEC containing a prospectus with respect to the New AAM Shares that would be issued in the Combination. Investors and shareholders are urged to read the AAM Proxy Statement, the Scheme Document, and other relevant documents filed or to be filed with the SEC or incorporated by reference in the AAM Proxy Statement (if any) carefully when they become available because they will contain important information about AAM, the Combination and related matters. Investors and shareholders will be able to obtain free copies of the AAM Proxy Statement, the Scheme Document, and other documents filed by AAM with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the AAM Proxy Statement, the Scheme Document, and other documents filed by AAM with the SEC at www.aam.com/investors.

Participants in the Solicitation

AAM and its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from AAM’s Shareholders in respect of the Combination, including the proposed issuance of New AAM Shares. Information regarding AAM’s directors and executive officers is contained in the Annual Report on Form 10-K for the fiscal year ended 31 December 2023 of AAM, which was filed with the SEC on 16 February 2024, the definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders of AAM, which was filed with the SEC on 21 March 2024 and the Current Report on Form 8-K of AAM, which was filed with the SEC on May 2, 2024. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the AAM Proxy Statement relating to the Combination when it is filed with the SEC. To the extent holdings of AAM’s securities by its directors or executive officers change from the amounts set forth in the AAM Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and AAM’s website at www.aam.com/investors.

No profit forecasts or estimates

The AAM FY24 Profit Estimate is a profit estimate for the purposes of Rule 28 of the Code. The AAM FY24 Profit Estimate, and the assumptions and basis of preparation on which the AAM FY24 Profit Estimate is based and the AAM Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 4 of this Announcement.

The Dowlais FY24 Profit Estimate is a profit estimate for the purposes of Rule 28 of the Code. The Dowlais FY24 Profit Estimate, and the assumptions and basis of preparation on which the Dowlais FY24 Profit Estimate is based and the Dowlais Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 5 of this Announcement.

Other than the AAM FY24 Profit Estimate and the Dowlais FY24 Profit Estimate, nothing in this Announcement (including any statement of estimated cost savings or synergies) is intended, or is to be construed, as a profit forecast or profit estimate for any period or to be interpreted to mean that earnings or earnings per share for AAM or Dowlais for the current or future financial years, will necessarily match or exceed the historical published earnings or earnings per share for AAM or Dowlais, as appropriate.

Quantified Financial Benefits Statement

Statements of estimated costs savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the costs savings and synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Combined Group’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of AAM or Dowlais for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of AAM and the AAM Directors.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the Announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time)on the tenth business day (as defined in the Code) following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the tenth business day (as defined in the Code) following the Announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day (as defined in the Code) following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic Communications

Please be aware that addresses, electronic addresses and certain information provided by Dowlais Shareholders, persons with information rights and other relevant persons for the receipt of communications from Dowlais may be provided to AAM during the Offer Period as required under section 4 of Appendix 4 to the Code to comply with Rule 2.11(c) of the Code.

Publication on a website and availability of hard copies

This Announcement and the documents required to be published pursuant to Rule 26 of the Code will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on AAM’s website at www.aam.com/investors/offer-for-Dowlais-Group-plc and on Dowlais’ website at www.dowlais.com promptly and in any event by no later than 12 noon (London time) on the business day (as defined in the Code) following the date of this Announcement. Neither the content of the websites referred to in this Announcement nor the content of any website accessible from hyperlinks in this Announcement is incorporated into, or forms part of, this Announcement.

Dowlais Shareholders and persons with information rights may, subject to applicable securities laws, request a hard copy of this Announcement (and any information incorporated into it by reference to another source), free of charge, by contacting Dowlais’ registrars, Equiniti, by: (i) submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom; or (ii) contacting Equiniti between 8.30 a.m. and 5.30 p.m. (London time), Monday to Friday (excluding English and Welsh public holidays), on +44 (0) 371 384 2030 (please use the country code when calling from outside the UK). A person so entitled may, subject to applicable securities laws, also request that all future documents, announcements and information to be sent in relation to the Combination should be in hard copy form.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, AAM confirms that as at the date of this Announcement, it has in issue and admitted to trading on the on the New York Stock Exchange (NYSE:AXL) 117,581,028 shares of common stock of $0.01 each (excluding common stock held in treasury). The International Securities Identification Number (ISIN) of the common stock is US0240611030.

In accordance with Rule 2.9 of the Code, Dowlais confirms that as at the date of this Announcement, it has in issue and admitted to trading on the Main Market of the London Stock Exchange 1,344,524,115 ordinary shares of 1 pence each (excluding ordinary shares held in treasury). The International Securities Identification Number (ISIN) of the ordinary shares is GB00BMWRZ071.

General

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

29 January 2025

RECOMMENDED CASH AND SHARE COMBINATION

OF

DOWLAIS GROUP PLC (“DOWLAIS”)

WITH

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (“AAM”)

1.	Introduction

The boards of AAM and Dowlais are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer to be made by AAM for the entire issued and to be issued ordinary share capital of Dowlais (the “Combination”). It is intended that the Combination will be implemented by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

2.	The Combination

Under the terms of the Combination, which will be subject to the conditions set out below and in Appendix 1 to this Announcement and to the full terms and conditions which will be set out in the Scheme Document, each Dowlais Shareholder will be entitled to receive:

for each Dowlais Share held:	0.0863 New AAM Shares;

42 pence in cash; and

up to 2.8 pence in the form of a final cash dividend to be paid (subject to the approval of the Dowlais Board) prior to Completion

Pursuant to the consideration payable in connection with the Combination, each Dowlais Shareholder will be entitled to receive the payment of a final cash dividend by Dowlais of up to 2.8 pence for each Dowlais Share (the “FY24 Final Dividend”) to be paid (subject to the approval of the Dowlais Board) in line with Dowlais’ ordinary course 2024 financial year dividend calendar without any reduction of the consideration payable under the terms of the Combination.

AAM reserves the right to reduce the consideration payable in respect of each Dowlais Share under the terms of the Combination to the extent that the FY24 Final Dividend exceeds 2.8 pence per Dowlais Share. If any dividend or other distribution is announced, declared, made or paid, or becomes payable, in respect of Dowlais Shares on or after the date of this Announcement and before the Effective Date, other than the FY24 Final Dividend or any repurchases of Dowlais Shares by Dowlais pursuant to the Buyback Programme, AAM reserves the right to reduce the consideration payable in respect of each Dowlais Share by the amount of all or part of any such dividend or other distribution. If AAM exercises this right or makes such a reduction in respect of a dividend, other distribution or return of capital that has not been paid, Dowlais Shareholders will be entitled to receive and retain that dividend, other distribution or return of capital. From the date of this Announcement until the Effective Date, AAM is not permitted to announce, declare, make or pay any dividend, other distribution or return of capital and, if AAM does not comply with this restriction, Dowlais shall be entitled (at its sole discretion) to declare and pay an equalising dividend to Dowlais Shareholders, without any consequential reduction to the consideration. Further details are set out in paragraph 13 (Dividends).

The terms of the Combination represent a total implied value of 85.2 pence per Dowlais Share, based on the Closing Price of $5.82 for each AAM Share and £/US$ exchange rate of 1.2434 on 28 January 2025 (being the close of business on the last Business Day before the date of this Announcement), the terms of the Combination (including the FY24 Final Dividend).

Immediately following Completion, it is expected that the Dowlais Shareholders will own approximately 49 per cent., and AAM Shareholders will own approximately 51 per cent., of the issued and outstanding capital stock of the Combined Group, with Dowlais Shareholders benefiting from up-front cash consideration and the opportunity to participate in the anticipated future value accretion of the Combined Group.

David C. Dauch will serve as the Chairman and Chief Executive Officer of the Combined Group. In addition, Roberto Fioroni (Chief Financial Officer, Dowlais), Helen Redfern (Chief People, Sustainability and Communications Officer, Dowlais), Markus Bannert (Chief Executive Officer, GKN Automotive), and Jean-Marc Durbuis (Chief Executive Officer, GKN Powder Metallurgy), will be invited to join existing AAM executives as part of the senior executive management team of the Combined Group. It is also expected that Simon Mackenzie Smith (Chair, Dowlais) and Fiona MacAulay, who currently serve on the Dowlais Board, will join the Board of AAM following completion of the Combination.

The terms of the Combination (including the FY24 Final Dividend) value the entire issued and to be issued ordinary share capital of Dowlais at approximately £1.16 billion on a fully diluted basis and represent a premium of approximately:

•	25 per cent. to the Closing Price of 68 pence for each Dowlais Share as at the close of business on 28 January 2025 (being the last Business Day before the date of this Announcement);

•	45 per cent. to the volume-weighted average price of 59 pence for each Dowlais Share for the three-month period ended on 28 January 2025 (being the last Business Day before the date of this Announcement); and

•	46 per cent. to the volume-weighted average price of 59 pence for each Dowlais Share for the six-month period ended on 28 January 2025 (being the last Business Day before the date of this Announcement).

The terms represent an implied enterprise value multiple of approximately 4.1 times Dowlais’ adjusted EBITDA for the 12-month period ended 31 December 2023, and 3.0 times when including full run rate cost synergies.

A Mix and Match Facility will also be made available to Dowlais Shareholders in order to enable them to elect, subject to off-setting elections, to vary the proportions in which they receive cash and New AAM Shares in respect of their holdings in Dowlais Shares. However, the total number of New AAM Shares to be issued and the maximum aggregate amount of cash to be paid under the terms of the Combination will not be varied as a result of elections under the Mix and Match Facility. Further details in respect of the Mix and Match Facility are set out in paragraph 5 (Mix and Match Facility) of this Announcement.

The Combination is expected to be effected by means of a Court-sanctioned scheme of arrangement between Dowlais and Scheme Shareholders under Part 26 of the Companies Act, although AAM reserves the right to elect to implement the Combination by way of a Takeover Offer.

It is expected that the Scheme Document, containing further information about the Combination (including the expected timetable for the Combination and how Dowlais Shareholders can hold, access and trade their interests in New AAM Shares), together with notices of the Court Meeting and General Meeting, the Forms of Proxy and the Forms of Election in relation to the Mix and Match Facility will be posted to Dowlais Shareholders in May or June 2025. The extended period until publication of such documentation in relation to the Combination has been agreed with the Panel and Dowlais and is to allow the Scheme Document to be published at or around the same time as the mailing of the AAM Proxy Statement following publication of the annual results of both AAM and Dowlais for the year ended 31 December 2024 and allowing for any SEC review period of the AAM Proxy Statement (if required).

Shareholders’ attention is drawn to the section entitled “High-Level U.S. Federal Income Tax Consequences” in this Announcement. The Scheme Document will contain details on the potential application of section 304 of the U.S. Internal Revenue Code (IRC), and the potential resulting U.S. withholding tax at a rate of up to 30 per cent. to the cash consideration received pursuant to the Combination, and will provide information for Dowlais Shareholders on how to certify whether or not it meets the requirements for exemption from U.S. Deemed Dividend Tax (and therefore potentially not be subject to such withholding tax), as described further below in the section entitled “High-Level U.S. Federal Income Tax Consequences”.

Subject to the satisfaction or, where permitted, waiver of all relevant conditions, including the Conditions, and certain further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, and subject to the approval and availability of the Court, it is expected that the Scheme will become Effective in 2025.

The Combination will be subject to the Conditions and certain further terms set out in Appendix 1 to this Announcement, including, among other things: (i) the approval of Scheme Shareholders at the Court Meeting and the passing of the Resolutions relating to the Scheme by Dowlais Shareholders at the General Meeting; (ii) the sanction of the Scheme by the Court; (iii) the receipt of certain antitrust and other regulatory approvals; (iv) the Scheme becoming Effective no later than the Long Stop Date; (v) the amendment to AAM’s certificate of incorporation to increase the number of authorised AAM Shares and the issuance of the New AAM Shares in connection with the Combination being duly approved by the affirmative vote of the holders of a majority in voting power of the AAM Shares entitled to vote thereon at the AAM Shareholder Meeting; and (vi) confirmation having been received by AAM that the New AAM Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. In order to become Effective, the Scheme must be approved by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of such meeting.

Dowlais Shares will be acquired by AAM fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of Dowlais Shares, other than the FY24 Final Dividend or any repurchases of Dowlais Shares by Dowlais pursuant to the Buyback Programme.

As a result of the Combination, the Dowlais Directors have taken the decision to terminate the Buyback Programme previously announced.

AAM and Dowlais have agreed certain arrangements whereby the consideration per Dowlais Share may be increased should certain shares in Dowlais be cancelled for nil consideration prior to the Effective Date as set out in paragraph 21 (Melrose ESOT), without increasing the total consideration payable by AAM pursuant to the Combination.

3.	Background to and reasons for the Combination

AAM and Dowlais are leading global tier-one automotive suppliers specialising in driveline and metal forming technologies for internal combustion, electric and hybrid vehicles. The combination of AAM and Dowlais will create a leading global manufacturer with the scale, product portfolio, technology and global diversification required to lead and innovate in a transitioning business environment.

The AAM Directors believe that the Combined Group will benefit from a more diversified business model across both customers and geographies as well as the significant synergies arising from the combination of AAM and Dowlais. This model will feature a robust cash-generative financial profile, a strong balance sheet, and a more competitive and margin enhancing position than the standalone businesses, enabling continued innovation, growth, and long-term value creation for shareholders as the industry transitions to alternate propulsion technologies.

The Combination will bring together two companies with highly complementary customer bases, geographic footprints, powertrain-agnostic product portfolios, and manufacturing operations. It will benefit from a best-of-best management team and the significant leadership depth present in both organisations.

The Combination offers shareholders the opportunity to participate in future value creation unlocked through the delivery of these cost synergies.

Key features of the Combined Group:

•	Leading global driveline and metal-forming supplier with significant size and scale - AAM and Dowlais expect that the Combined Group will benefit from greater scale and diversification, which brings numerous benefits including: financial and operational resilience, enabling the business to adapt to demand fluctuations and macroeconomic events; strengthened relationships with customers and other industry stakeholders; a competitive cost base driven by economies of scale; pooled resources for R&D and investment, including EV transition and new technologies; and increased agility and flexibility in a dynamic, fast-moving industry.

•	Comprehensive powertrain-agnostic product portfolio with leading technology - The Combination will create an industry-leading portfolio of products across a broad range of automotive segments, supporting internal combustion engine (ICE), hybrid and electric powertrains. The metal forming and powder metallurgy product groups will provide both vertical integration capabilities and further diversification beyond the auto industry. The Combined Group will benefit from enhanced scale to fund investments in future innovation in its powertrain-agnostic product portfolio.

•	Diversified customer base with expanded and balanced geographic presence - The Combined Group will be a truly global supplier, serving a wide range of vehicles with a well-diversified and complementary customer base. Additionally, the Combined Group will benefit from a more balanced regional presence. AAM’s position in pickup trucks and SUVs and Dowlais’ position across multiple other vehicle segments globally create an attractive business portfolio. The combined businesses also have strong foundations to serve the large and growing Chinese vehicle market, in particular with emerging domestic Chinese OEMs that are positioned for global growth. As a result, the Combined Group will be well-positioned to support and profitably participate in the transition to alternate propulsion technologies in all regions.

•	Compelling industrial logic with ~$300 million of synergies - The complementary nature of AAM’s and Dowlais’ businesses will enable the creation of significant, annual run rate cost synergies of approximately $300 million, expected to be substantially achieved by the end of the third year after Completion. The AAM management team has a proven acquisition track record, having successfully integrated and delivered significant cost synergy value through the acquisitions of Metaldyne Performance Group and Tekfor Group. Additionally, the Dowlais management team has demonstrated a proven track record of restructuring resulting in operational improvements.

•	High margins, with strong earnings accretion, cash flow and balance sheet - The Combined Group’s enhanced customer, geographic, and product diversification supports a best-in-class financial profile with clear opportunities for improved profitability. The Combination results in an attractive financial profile within the automotive supplier landscape, with revenue of approximately $12 billion and Adjusted EBITDA margins of approximately 14 per cent. (inclusive of run rate synergies). Based on the terms of the Combination, the Combined Group’s day-one net leverage is expected to be approximately 2.5 times (inclusive of full run rate synergies). AAM's capital allocation policy will prioritise debt repayment whilst supporting organic growth until net leverage is below 2.5 times, at which point AAM intends to move to a more balanced capital allocation policy.

4.	Financial benefits of the Combination

Quantified cost synergies

The AAM Directors, having reviewed and analysed the potential cost synergies of the Combination, and considering the factors they can influence, are highly confident in the Combined Group’s ability to realise approximately $300 million of annual run rate cost synergies, expected to be substantially achieved by the end of the third year following Completion.

The quantified cost synergies, expected to originate from the cost bases of AAM and Dowlais, are anticipated to be realised primarily from:

•	SG&A - approximately 30 per cent. across the following sources:

o	Eliminating duplicate public company costs and other costs;

o	Optimisation of the combined workforce;

o	Streamlining of engineering, research, and development expenses; and

o	Elimination of duplicate business and technical offices.

•	Purchasing - approximately 50 per cent. across the following sources:

o	Leveraging enhanced economies of scale and spend to reduce supply costs;

o	Utilising vertical integration capabilities to deliver insourcing initiatives; and

o	Achieving global freight and logistical savings through increased scale, utilisation and benefits from third-party logistics suppliers.

•	Operations - approximately 20 per cent. across the following sources:

o	Increasing operating efficiencies through the implementation of a best-of-best operating system; and

o	Optimising the combined global manufacturing footprint.

The AAM Directors expect that approximately 60 per cent. of the annual run rate cost synergies will be realised by the end of the second year following Completion, and the full run rate cost savings are expected to be substantially achieved by the end of the third year following Completion.

The AAM Directors expect that the one-off costs required to deliver on the synergy plan are approximately equal to one year of full run rate savings.

In addition, the AAM Directors expect an increase in operating working capital of approximately $13 million required to deliver identified run rate freight and logistics synergies.

The synergy savings stated are net of anticipated dis-synergies (expected to be approximately $22 million).

The expected synergies will accrue as a direct result of the Combination and would not be achieved on a standalone basis.

These statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to herein may not be achieved, may be achieved later or sooner than estimated, or those actually achieved could be materially different from those estimated. For the purposes of Rule 28 of the Code, the statements of estimated cost savings and synergies contained in this Announcement are solely the responsibility of AAM and the AAM Directors. Any statement of intention, belief or expectation for the Combined Group following the Effective Date is also an intention, belief or expectation of the AAM Directors and not of the Dowlais Directors.

These statements are not intended as a profit forecast or profit estimate for any period and should not be interpreted as such. No part of these statements, or this Announcement generally, should be construed or interpreted to mean that the Combined Group’s earnings in the first year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of AAM and/or Dowlais for the relevant preceding financial period or any other period.

Appendix 6 to this Announcement includes a copy of these statements of anticipated cost savings and synergies arising out of the Combination and provides underlying information and bases of belief and calculation.

Appendix 6 to this Announcement also includes reports from AAM’s reporting accountant, Deloitte, and its financial adviser, J.P. Morgan Cazenove, in connection with the anticipated Quantified Financial Benefits Statement, as required pursuant to Rule 28.1(a) of the Code, and provides underlying information and bases for the reporting accountant’s and financial adviser’s respective reports. J.P. Morgan Cazenove, as financial adviser to AAM, has provided such a report for the purposes of the Code stating that, in their opinion and subject to the terms of the report, the Quantified Financial Benefits Statement, for which the AAM Directors are responsible, has been prepared with due care and consideration. Each of Deloitte and J.P. Morgan Cazenove has given and not withdrawn its consent to the publication of its report in this Announcement in the form and context in which it is included.

5.	Mix and Match Facility

Dowlais Shareholders may elect, subject to availability, to vary the proportions in which they receive cash and New AAM Shares in respect of their holdings in Dowlais Shares. However, the total number of New AAM Shares to be issued and the maximum aggregate amount of cash to be paid under the terms of the Combination will not be varied as a result of elections under the Mix and Match Facility. Accordingly, satisfaction of elections made by Dowlais Shareholders under the Mix and Match Facility will depend on the extent to which other Dowlais Shareholders make offsetting elections.

To the extent that elections cannot be satisfied in full, they will be scaled down on a pro rata basis. As a result, those Dowlais Shareholders who make an election under the Mix and Match Facility will not necessarily know the exact number of New AAM Shares or the amount of cash they will receive until settlement of the consideration due to them under the terms of the Combination. The Mix and Match Facility is conditional upon the Combination becoming Effective.

Elections under the Mix and Match Facility will not affect the entitlements of those Dowlais Shareholders who do not make such elections.

Further details in relation to the Mix and Match Facility will be contained in the Scheme Document.

6.	Recommendation

The Dowlais Directors, who have been so advised by Barclays and Rothschild & Co as to the financial terms of the Combination, consider the terms of the Combination to be fair and reasonable. In providing their financial advice to the Dowlais Directors, Barclays and Rothschild & Co have taken into account the commercial assessments of the Dowlais Directors. Barclays and Rothschild & Co are providing independent financial advice to the Dowlais Directors for the purposes of Rule 3 of the Code.

Accordingly, the Dowlais Directors intend to recommend unanimously that Scheme Shareholders vote in favour of the Scheme at the Court Meeting and Dowlais Shareholders vote in favour of the Resolutions to be proposed at the General Meeting (or in the event that the Combination is implemented by way of a Takeover Offer, that Dowlais Shareholders accept or procure acceptance of such Takeover Offer) (the “Intention to Recommend”) as the Dowlais Directors who hold Dowlais Shares have irrevocably undertaken to do in respect of their entire beneficial holdings of 3,864,429 Dowlais Shares, in aggregate, representing approximately 0.3 per cent. of the issued ordinary share capital of Dowlais as at 28 January 2025 (being the last Business Day before the date of this Announcement). Further details of these irrevocable undertakings are set out at Appendix 3 to this Announcement.

For the avoidance of doubt, as described in paragraph 21 (Melrose ESOT), there can be no certainty that certain shares in Dowlais will be cancelled for nil consideration prior to the Effective Date with a resulting increase to the consideration per Dowlais Share under the terms of the Combination as set out in paragraph 21 (Melrose ESOT), and the Intention to Recommend as set out above is based solely on the terms of the Combination as at the date of this Announcement, and the financial advice received by the Dowlais Directors has been given on that basis.

The AAM Directors have unanimously approved the Combination and intend to recommend that AAM Shareholders vote in favour of the amendment to AAM’s certificate of incorporation to increase the number of authorised AAM Shares and the issuance of the New AAM Shares in connection with the Combination. J.P. Morgan has acted as financial adviser to AAM in relation to the Combination.

7.	Background to and reasons for the recommendation

Dowlais is a specialist engineering group focused on the automotive sector. Since its listing in April 2023, Dowlais has made strong progress on its strategy to accelerate its transition to a power-agnostic business model and has continued to deliver operational and performance improvements despite a challenging market environment.

The Dowlais Directors remain fully confident that Dowlais will continue to execute successfully on its strategic priorities, leaving it better positioned to navigate market volatility and deliver sustainable, profitable growth and cash generation.

While the Dowlais Directors did not solicit an offer for Dowlais, the Dowlais Directors remain focused on maximising the full value of the Dowlais for the benefit of its shareholders by considering all available options. In contemplating the merits of the Combination for shareholders, the Dowlais Board, has considered carefully a number of factors including:

•	a compelling strategic rationale, creating a Combined Group with enhanced scale, highly complementary product portfolio, technological expertise, industrial footprint and global diversification to compete in a dynamic and changing business environment;

•	the opportunity for significant value creation from synergies resulting from the consolidation of two leading businesses with market leading capabilities;

•	a combined leadership team blending the best talent from both businesses;

•	a highly complementary portfolio of driveline products – sideshafts, propshafts, AWD systems, axles for ICE vehicles and EVs;

•	a sophisticated metal forming components capability – forging, machining, casting and sintering, providing a perfect strategic fit for Powder Metallurgy to drive external growth;

•	continued volatility in the automotive industry as the global transition to electrified mobility varies by region leading to continued uncertainty of industry volumes, customer mix and future technology needs; and

•	an assessment of the value that could potentially be unlocked for the benefit of Dowlais shareholders through a sale of Dowlais’ GKN Powder Metallurgy business, as evaluated through the strategic review announced at the Half Year Results on 13 August 2024.

In assessing the Combination, the Dowlais Directors have focused on both the near-term and long-term value that the Combination is expected to deliver to Dowlais Shareholders as well as the implications for Dowlais’ stakeholders.

The Dowlais Directors believe that the Combination represents an attractive opportunity to accelerate the realisation of shareholder value through the establishment of a global, diversified automotive supplier, better-positioned together to navigate both the short-term challenges and long-term market dynamics in the automotive sector.

The Dowlais Directors believe that the Combination is based on a compelling strategic, industrial and financial rationale, including:

•	combining two world-class businesses that are aligned strategically, culturally and geographically, to create a global automotive supplier, with the enhanced scale, and the product portfolio, manufacturing footprint and technology required to compete in a dynamic market environment;

•	building greater resilience through increased global scale and product diversification;

•	creating the necessary financial strength to accelerate investment in new products and technologies;

•	enhancing the opportunity to leverage combined knowhow to better serve customers’ needs and secure new business;

•	offering a highly complementary portfolio of products across a broad range of automotive segments, supporting ICE, hybrid and electric powertrains in multiple geographies with a diversified customer base;

•	unlocking meaningful cost synergies for the Combined Group; and

•	resulting in a Combined Group with a strong balance sheet supported by a strong and attractive cash profile.

In considering the terms of the Combination and determining whether they reflected an appropriate valuation of Dowlais and its future prospects, the Dowlais Directors took into account a number of factors, including:

•	that consideration in New AAM Shares provides Dowlais Shareholders with the ability to remain fully invested in the Combined Group through Dowlais Shareholders owning approximately 49 per cent of the Combined Group;

•	the terms of the Combination represent a total implied value of 85.2 pence per Dowlais share, based on the Closing Price of $5.82 for each AAM Share and £/US$ exchange rate of 1.2434 on 28 January 2025 (being the close of business on the last Business Day before the date of this Announcement); and

•	the opportunity for Dowlais Shareholders to participate in the anticipated value creation from the substantial synergies which are expected to be delivered through the Combination and accrue to the shareholders of the Combined Group.

The Dowlais Directors believe that Dowlais has a clear and compelling standalone strategy that would continue to deliver shareholder value, however it is their belief that the proposed Combination would accelerate shareholder value creation through the combination of both the immediate premium and the opportunity to continue to participate in the long term prospects of the Combined Group.

In considering the Combination, the Dowlais Directors have taken into account AAM's stated intentions for the business and its employees as set out in paragraph 3 (Background to and reasons for the Combination) and paragraph 12 (Strategic plans and intentions with regard to management, employees, pensions and places of business).

Following careful and thorough consideration of the financial terms of the Combination, the strategic rationale and the anticipated financial benefits of the Combination, including the above factors, the Dowlais Directors intend to recommend unanimously that Dowlais Shareholders vote, or procure voting, in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the Dowlais General Meeting.

8.	Information relating to AAM

As a leading global tier 1 automotive and mobility supplier, AAM designs, engineers and manufactures driveline and metal forming technologies to support electric, hybrid and internal combustion vehicles. AAM’s mission is to deliver efficient, powerful and innovative solutions for its customers.

Headquartered in Detroit, Michigan, AAM has over 75 facilities in 16 countries across North America, Latin America, Europe and Asia. AAM employs approximately 21,000 employees globally. AAM is a Delaware corporation and AAM Shares are publicly traded on the New York Stock Exchange (NYSE:AXL).

AAM has established a high-efficiency product portfolio that is designed to improve axle efficiency and fuel economy through innovative product design technologies. Its portfolio includes high-efficiency axles, aluminium axles and all-wheel-drive applications. AAM’s metal forming segment represents the largest automotive forging operation in the world, and provides engine, transmission, driveline and safety-critical components for light, commercial and industrial vehicles. Net sales for 2023 were approximately $6.08 billion.

9.	AAM current trading and outlook

AAM updates its full year 2024 financial estimates as follows:

AAM FY24 Profit Estimate

For full year 2024:

•	AAM is estimating sales in the range of $6.10 - $6.15 billion.

•	AAM is estimating Adjusted EBITDA in the range of $740 - $750 million.

•	AAM is estimating Adjusted free cash flow in the range of $220 - $230 million.

The statements above in relation to Adjusted EBITDA and Adjusted free cash flow (together, the “AAM FY24 Profit Estimate”) constitute profit estimates for the purposes of the Code.

The assumptions and basis of preparation on which the AAM FY24 Profit Estimate is based and the confirmations from the AAM Directors as required by Rule 28.1(c) of the Code are set out in Appendix 4 to this Announcement.

10.	Information relating to Dowlais

Dowlais is a specialist engineering group focused on the automotive sector. Dowlais develops and delivers precisely engineered solutions that are shaping the future of the automotive industry through its two leading high-technology engineering businesses: GKN Automotive and GKN Powder Metallurgy.

•	GKN Automotive: a global leader in the development and production of sideshafts, propshafts, AWD systems and advanced differentials and a trusted partner to over 90 per cent. of global automotive OEMs. Its products drive the wheels of around half the world’s light vehicles, and it has been a pioneer in the development of eDrive systems, remaining at the forefront of electric vehicle powertrain technology.

•	GKN Powder Metallurgy: a global leader in the production of sintered metal products for the automotive and industrial sectors and a world-class manufacturer of atomised metal powders. Its world-class engineering expertise and sustainable technology enables the design and production of parts with complex geometries, higher densities and improved physical properties.

Dowlais is headquartered in the United Kingdom, and operates across the Americas, Europe and Asia with over 70 manufacturing facilities and seven global innovation centres. Dowlais employs approximately 30,000 employees globally, including its joint ventures. Dowlais Shares are publicly traded on the London Stock Exchange (LSE: DWL).

11.	Dowlais current trading

Overall performance for the year ended 31 December 2024 was in line with management’s expectations, demonstrating Dowlais’ resilience in navigating a market environment that has continued to be volatile. Dowlais has executed well on its strategic priorities, with a continued focus on delivering operational efficiencies and commercial recoveries amidst challenging market conditions. Please see further details on the Dowlais FY24 Profit Estimate in Appendix 5 to this Announcement.

Dowlais plans to announce its full year results on 5 March 2025.

12.	Strategic plans and intentions with regard to management, employees, pensions and places of business

Board, management team and employees of the Combined Group

AAM recognises and greatly respects the expertise and experience of Dowlais’ management and employees. Consequently, AAM places significant importance on the continued contributions of Dowlais’ employees to the success of the Combined Group following completion of the Combination. AAM intends to integrate the businesses and blend the management teams to ensure that management experience and expertise is retained for the benefit of the Combined Group as a whole.

David C. Dauch will serve as the Chairman and Chief Executive Officer of the Combined Group. In addition, Roberto Fioroni (Chief Financial Officer, Dowlais), Helen Redfern (Chief People, Sustainability and Communications Officer, Dowlais), Markus Bannert (Chief Executive Officer, GKN Automotive), and Jean-Marc Durbuis (Chief Executive Officer, GKN Powder Metallurgy) will be invited to join existing AAM executives as part of the senior executive management team of the Combined Group, in roles to be confirmed. In addition, there has been no discussion of incentivisation arrangements for these or other members of Dowlais’ senior management team.

It is also expected that Simon Mackenzie Smith (Chair, Dowlais) and Fiona MacAulay, who currently serve on the Dowlais Board, will join the Board of AAM following completion of the Combination.

At the same time, AAM intends to optimise the structure of the Combined Group to achieve the anticipated benefits of the Combination. Preliminary evaluations suggest that annual run rate cost synergies of approximately $300 million are expected to be substantially achieved by the end of the third full year following completion of the Combination. These synergies would be achieved through efficiencies across SG&A, procurement, and operational efficiencies.

While no decisions have been taken, following the synergy analysis AAM intends a headcount reduction potentially up to approximately 2.5 per cent. of the total Combined Group workforce. Any headcount reduction would emphasise the best-in-class approach AAM intends to take and, therefore, the impact as between employees of the AAM Group and Dowlais Group will be determined as part of integration. This expected reduction primarily involves: (i) duplicative corporate, head office, administrative and senior management positions across AAM’s and Dowlais’ respective businesses; and (ii) potential consolidation of certain manufacturing and R&D facilities, as further referenced below. Provisionally, AAM has identified approximately 500 roles across the Combined Group (which is inclusive of the approximately 70 positions referred to below as a result of overlap within the R&D functions) that appear to be duplicative, representing approximately 1 per cent. of the combined workforce. Additionally, with respect to potential facility consolidation and operating improvements, AAM intends to make further headcount reductions potentially up to an additional headcount reduction of approximately 750 positions, representing approximately 1.5 per cent. of the total combined workforce.

The finalisation and implementation of any headcount reductions will be subject to comprehensive planning and appropriate engagement with stakeholders, including any required information and consultation processes with any affected employees and any applicable employee representative bodies. Any affected individuals will be treated in a manner consistent with AAM’s and Dowlais’ high standards, culture and practices and in compliance with all applicable laws. AAM intends to approach employee and management integration with the aim of retaining and motivating the best talent across the Combined Group to create a best-in-class organisation.

As set out in the Cooperation Agreement, AAM has agreed that there will be no material changes to the remuneration or conditions of employment of Dowlais employees for a period of 12 months following the Combination. However, AAM does intend to review the alignment of the remuneration and incentivisation arrangements between employees and management of the Combined Group as part of its longer term integration planning. This review will also cover other policies within the Combined Group, with a view to potentially harmonising these arrangements for employees and management across the Combined Group, particularly those in equivalent positions, over time as is appropriate and where possible. The finalisation and implementation of any such harmonisation will be subject to comprehensive planning and appropriate engagement with stakeholders, including any required information and consultation processes with any affected employees and applicable employee representative bodies.

AAM acknowledges the importance and value of Dowlais’ employee share-based incentive arrangements as further detailed at paragraph 17 (Dowlais Share Plans). In due course, participants in those arrangements will be contacted regarding the effect of the Combination on their outstanding awards. Details of the effect of the Combination on outstanding awards will also be set out in the Scheme Document. Additionally, AAM intends, following the completion of the Combination, to extend AAM’s share-based incentive arrangements to relevant Dowlais’ employees on a basis consistent with arrangements for equivalent employees of AAM, considering their expected roles within the Combined Group.

Headquarters, headquarter functions, locations and fixed assets

The Combined Group will have its global headquarters in Detroit, Michigan, U.S. Consequently, it is anticipated that following completion of the Combination and a subsequent orderly handover of activities as part of the wider integration, Dowlais’ current headquarters office in London, U.K., would be closed at the appropriate time, subject to appropriate engagement with stakeholders, including any required information and consultation processes with affected employees regarding relocation or severance. In addition, the Combined Group will continue to have business offices in each major region of the world.

Following completion of the Combination, AAM intends to evaluate the business, technical, and manufacturing locations and fixed assets of both AAM and Dowlais to optimise the performance of the Combined Group. In conducting such evaluation AAM will look to maximise synergies whilst taking a best of both approach. This evaluation is expected to result in the rationalisation of certain sites currently operated by AAM and/or Dowlais. To the extent any rationalisation results in a headcount reduction, AAM intends to adopt a best-in-class approach to reflect the functions and roles going forward at each location.

AAM has not been able to carry out in-person site visits at Dowlais’ manufacturing facilities, nor does it have sufficiently detailed plant-level information relating to capacity, utilisation, capabilities and available site space, and therefore has been unable to make definitive plans with respect to specific manufacturing locations. Preliminary analysis suggests that optimising the Combined Group’s existing footprint would, in addition to the consolidation of R&D facilities mentioned below, potentially involve the closure or combination of some manufacturing facilities globally, although the specific number and locations have not yet been identified. It is expected any consolidation will be done on a business unit and regional basis. All business location rationalisation will be implemented in accordance with applicable law, be subject to comprehensive planning and appropriate engagement with stakeholders, including any required information and consultation processes with any affected employees and applicable employee representative bodies.

The headcount reduction resulting from the foregoing consolidations is included in the 2.5 per cent. headcount reduction referred to above.

Innovation, research and development

AAM values the historic and ongoing investment that Dowlais has made in its technology, as well as the infrastructure and expertise within the Dowlais Group to maintain and enhance its existing customer offerings. AAM is dedicated to being at the forefront of development within the industry, and as such believes that the Combined Group's research and development (R&D) capability is integral to its strategy for long-term sustainable growth and the success of the Combined Group. This involves driving the pace of innovation by employing the best talent and committing meaningful investments to create and expand future opportunities. AAM's board and management believe that combining AAM and Dowlais’ R&D Dowlais’ capabilities will enable the development of innovative solutions to support internal combustion engine (ICE), hybrid and electric powertrains.

While AAM intends to retain Dowlais’ R&D capabilities, it is expected that, following completion of the Combination, at an appropriate time Dowlais’ existing facilities in Auburn Hills, Michigan, which house R&D and other functions, will be consolidated into AAM’s advanced design and technical centre which is adjacent to AAM’s global headquarters in Detroit, Michigan, and its facility in Rochester Hills, Michigan, both of which are in close proximity to Auburn Hills. Such integration will involve comprehensive planning and appropriate engagement with employees and other stakeholders.

It is also expected that there will be a headcount reduction of approximately 70 positions globally within the R&D functions of the Combined Group because of overlapping projects, activities and management teams as well as certain operating efficiencies inclusive of any headcount reduction resulting from consolidation of the R&D facilities in Michigan. This expected headcount reduction is included within the 2.5 per cent. referenced above. Consistent with AAM's intended approach to headcount reductions across the Combined Group the headcount reductions in R&D will be conducted with the aim of retaining the best talent across the Combined Group.

Pensions

AAM does not intend to make any changes to the agreed employer contributions into Dowlais’ existing defined benefit and defined contribution pension schemes. This includes maintaining the current arrangements for funding Dowlais’ defined benefit pension schemes, the level of benefits for existing members, and the admission of new members to these pension schemes following the Effective Date.

AAM has entered into discussions with the trustee of the Dowlais’ U.K. pension schemes. The trustee has confirmed that, based on the information provided by AAM thus far and the representations made to date, it has no reason to believe that the Combination would have a material adverse effect on the employer covenant or likelihood of benefits being received. Additionally, AAM has agreed to maintain an open dialogue with the trustee in relation to any future changes that might affect the covenant supporting Dowlais’ U.K. pension schemes.

Other items

As part of the Combination, any AAM Shares issued to Dowlais Shareholders will be authorised for primary listing on the New York Stock Exchange.

The Dowlais Shares are currently admitted to the equity shares (commercial companies) category of the Official List and to trading on the Main Market of the London Stock Exchange and, as set out in paragraph 19 (Cancellation of admission to listing and re-registration as a private company), before the Effective Date, an application shall be made to the FCA and the London Stock Exchange to cancel such admissions to listing and trading, to take effect on the Business Day following the Effective Date. Dowlais is also expected to be re-registered as a private company on or after the Effective Date.

No statements in this paragraph 12 (Strategic plans and intentions with regard to management, employees, pensions and places of business) constitute "post-offer undertakings" for the purposes of Rule 19.5 of the Code.

13.	Dividends

In addition to the consideration payable in connection with the Combination, each Dowlais Shareholder will be entitled to receive the payment of a final cash dividend by Dowlais of up to 2.8 pence for each Dowlais Share (the “FY24 Final Dividend”) (to be paid (subject to the approval of the Dowlais Board) as part of Dowlais’ ordinary course 2024 financial year dividend calendar) without any reduction of the consideration payable under the terms of the Combination.

AAM reserves the right to reduce the consideration payable in respect of each Dowlais Share under the terms of the Combination to the extent that the FY24 Final Dividend exceeds 2.8 pence per Dowlais Share. If any dividend or other distribution is announced, declared, made or paid, or becomes payable, in respect of Dowlais Shares on or after the date of this Announcement and before the Effective Date, other than the FY24 Final Dividend or any repurchases of Dowlais Shares by Dowlais pursuant to the Buyback Programme, AAM reserves the right to reduce the consideration payable in respect of each Dowlais Share by the amount of all or part of any such dividend or other distribution. If AAM exercises this right or makes such a reduction in respect of a dividend, other distribution or return of capital that has not been paid, Dowlais Shareholders will be entitled to receive and retain that dividend, other distribution or return of capital.

From the date of this Announcement until the Effective Date, AAM is not permitted to announce, declare, make or pay any dividend, other distribution or return of capital and, if AAM does not comply with this restriction, Dowlais shall be entitled (at its sole discretion) to declare and pay an equalising dividend to Dowlais Shareholders, without any consequential reduction to the consideration.

Further details on these arrangements can be found in Clause 3 of the Co-operation Agreement and will be set out in the Scheme Document.

14.	Irrevocable undertakings

AAM has received irrevocable undertakings to vote in favour (or procure a vote in favour) of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting from those Dowlais Directors who hold Dowlais Shares in respect of their own beneficial shareholdings, totalling 3,864,429 Dowlais Shares representing approximately 0.3 per cent. of the issued ordinary share capital of Dowlais as at 28 January 2025, being the last Business Day before the date of this Announcement.

Further details of these irrevocable undertakings are set out in Appendix 3 to this Announcement.

15.	Financing of the Combination

Concurrently with this Announcement, AAM and certain of its subsidiaries entered into (i) a Credit Agreement (the "Backstop Credit Agreement") with the lenders party thereto and JPMorgan Chase Bank N.A., as administrative agent, (ii) a First Lien Bridge Credit Agreement (the "First Lien Bridge Credit Agreement") with the lenders party thereto and JPMorgan Chase Bank N.A., as administrative agent and (iii) a Second Lien Bridge Credit Agreement (the "Second Lien Bridge Credit Agreement" and together with the First Lien Bridge Credit Agreement, the "Bridge Credit Agreements") with the lenders party thereto and JPMorgan Chase Bank N.A., as administrative agent.

The Backstop Credit Agreement provides for term loans in an aggregate principal amount of $1.98 billion and revolving credit facilities in an aggregate amount of $1.25 billion. Proceeds of the commitments provided under the Backstop Credit Agreement will be used, together with proceeds of the commitments provided under the Bridge Credit Agreements, to finance the Combination, including the cash consideration payable to Scheme Shareholders and debt refinancing costs, and to refinance in full the Existing Credit Agreement (as defined below). Subject to the terms of the Backstop Credit Agreement, AAM expects to replace the Backstop Credit Agreement before the closing of the Combination by seeking to obtain the consent of its existing lenders to amend AAM’s existing syndicated term loans and revolving credit facilities under AAM’s credit agreement, dated as of March 11, 2022 (as amended from time to time, the “Existing Credit Agreement”), by and among AAM, certain of its subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, to (i) increase the maximum revolving credit facility amount by $425 million to $1.35 billion and (ii) add a new term loan facility (which will be utilised, together, in part, with the existing facilities thereunder, to finance the Combination) and to effect certain other changes thereto in connection with the Combination.

The First Lien Bridge Credit Agreement provides for commitments of up to $843 million and the Second Lien Bridge Credit Agreement provides for commitments of up to $500 million. Proceeds from the commitments provided under the Bridge Credit Agreements will be used to finance the Combination, including the cash consideration payable to Scheme Shareholders and debt refinancing costs. Subject to the conditions in the Bridge Credit Agreements, AAM intends to reduce commitments or the borrowings under the Bridge Credit Agreements by accessing the debt capital markets prior to or following the closing of the Combination. Such debt issuance would be subject to market and other conditions and this Announcement does not constitute the offer or sale of any securities in any jurisdiction.

J.P. Morgan Cazenove, as financial adviser to AAM, is satisfied that sufficient resources are available to AAM to satisfy in full the cash consideration payable to Scheme Shareholders pursuant to the terms of the Combination.

Further information on the financing of the Combination will be set out in the Scheme Document.

16.	Combination-related arrangements

Confidentiality Agreement

AAM and Dowlais entered into the Revised Confidentiality Agreement on 14 January 2025 pursuant to which each of AAM and Dowlais has undertaken to keep certain information relating to the Combination and to the other party confidential and not to disclose such information to third parties (except to certain permitted parties) for the purposes of evaluating the Combination unless required by law or regulation. The Revised Confidentiality Agreement also contains: (i) reciprocal customary non-solicit provisions from the date of the Revised Confidentiality Agreement until 12 months after the earlier of the cessation of discussions between AAM and Dowlais in relation to the Combination and the termination or lapse of the Scheme (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer); and (ii) customary standstill provisions applicable to AAM only for a period of 12 months after the date of the Revised Confidentiality Agreement, in each case subject to customary carve-outs. The Revised Confidentiality Agreement amended an earlier confidentiality agreement entered into between AAM and Dowlais on 29 October 2024, which was on the same terms as the Revised Confidentiality Agreement, save for the reciprocal non-solicit provisions applied for 12 months from 29 October 2024.

Clean Team Agreement

Dowlais and AAM have entered into a Clean Team Agreement dated 13 December 2024, which sets out, among other things, how confidential information that is competitively sensitive can be disclosed, used or shared between Dowlais’ clean team individuals and/or external advisers retained by Dowlais and AAM’s clean team individuals and/or external advisers retained by AAM.

Joint Defense Agreement

Dowlais, AAM and their respective external legal counsels have entered into a Joint Defense Agreement dated 6 December 2024, the purpose of which is to ensure that the exchange and/or disclosure of certain materials, in particular in relation to the antitrust and regulatory workstreams, only takes place between their respective external legal counsels and external regulatory experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of any privilege, right or immunity that might otherwise be available.

Co-operation Agreement

On the date of this Announcement, AAM and Dowlais have entered into a Co-operation Agreement in relation to the Combination pursuant to which, among other things:

•	AAM has agreed to use all reasonable endeavours to obtain the regulatory conditions and authorisations as soon as reasonably practicable following date of this Announcement and in any event in sufficient time to enable the Effective Date to occur by the Long Stop Date;

•	AAM and Dowlais have agreed to certain customary undertakings to cooperate in relation to such regulatory clearances and authorisations;

•	AAM has agreed to provide Dowlais with certain information for the purposes of the Scheme Document and otherwise assist with the preparation of the Scheme Document and Dowlais has agreed to provide AAM with certain information for the purposes of the AAM Proxy Statement; and

•	AAM has agreed to take certain steps to assist certain Dowlais Shareholders in taking any required action as a result of the potential application of US withholding tax under Section 304 of the US Internal Revenue Code, including the provision of any certifications which may be required to be made by Dowlais Shareholders to certify whether or not it meets the requirements for exemption from U.S. Deemed Dividend Tax (and therefore potentially not be subject to such withholding tax).

The Co-operation Agreement records the intention of AAM and Dowlais to implement the Combination by way of a Scheme, subject to AAM’s right to switch to a Takeover Offer in certain circumstances. AAM and Dowlais have agreed to certain customary provisions if the Scheme should switch to an Offer.

The Co-operation Agreement also contains provisions that shall apply in respect of Dowlais Shareholders’ dividend entitlements (as summarised in paragraph 13 (Dividends) of this Announcement) and directors’ and officers’ insurance, as well as the Dowlais Share Plans, other incentive arrangements and other employee-related matters (further details of which will be provided in the Scheme Document). AAM has agreed that from the date of the Co-operation Agreement until the Effective Date it shall not announce, declare, make or pay any dividends to AAM Shareholders (as summarised in paragraph 13 (Dividends) of this Announcement). In addition, AAM has also committed, from the date of the Co-operation Agreement until the earlier of receipt of the AAM Shareholder approvals, not to solicit or engage in any discussions of alternative proposals to the Combination (subject to certain limited exceptions). The Co-operation Agreement provides that AAM will pay a break fee to Dowlais in the following amounts and circumstances (subject to certain exceptions and exclusions):

•	$50 million, in cash, if AAM’s Board no longer recommends the Combination or if AAM fails to hold the AAM Shareholders Meeting prior to the Long Stop Date;

•	$50 million, in cash, if AAM invokes the Conditions set out in 3 (Official authorisations and regulatory clearances) and 6 (General Third Party approvals) of Part A of Appendix 1 to this Announcement or such Condition has not been satisfied or waived by AAM by the Long Stop Date; or

•	$14 million, in cash, if AAM Shareholders do not approve the resolutions required to implement the Combination at the AAM Shareholders Meeting and there has been no change in the AAM Board’s recommendation.

The Co-operation Agreement shall terminate in certain customary circumstances, including but not limited to:

•	if agreed in writing between AAM and Dowlais;

•	upon service of written notice by AAM to Dowlais if the Dowlais Directors change their recommendation in respect of the Combination;

•	upon service of written notice by either AAM or Dowlais to the other if: (i) a competing offer becomes effective or is declared or becomes unconditional; (ii) the Combination is withdrawn, terminates or lapses in accordance with its terms; (iii) prior to the Long Stop Date, any Condition has (with the consent of the Panel) been invoked by AAM; (iv) the Scheme is not approved at the Court Meeting, the Resolutions to be proposed at the General Meeting are not passed or the Court refuses to sanction the Scheme; (v) unless otherwise agreed by AAM and Dowlais in writing or required by the Panel, the Effective Date has not occurred by the Long Stop Date; or (vi) such resolution or resolutions as are necessary to approve, effect and implement the Combination, including to authorise the creation, allotment and issue of the New AAM Shares, are not passed at the AAM Shareholder Meeting; or

•	upon service of notice by Dowlais to AAM if: (i) AAM makes an announcement prior to publication of the AAM Proxy Statement that it will not convene the AAM Shareholder Meeting or it intends not to file the AAM Proxy Statement with the SEC or transmit it to AAM Shareholders; (ii) the AAM Proxy Statement does not include the AAM Directors' recommendation; or (iii) the AAM Directors change their recommendation in respect of the Combination; and

•	upon the Effective Date.

Pensions Agreement

AAM, Dowlais and the trustees (the “Trustees”) of Dowlais’ UK defined benefit pension schemes (the “Pension Schemes”) have entered into a pensions agreement. In summary, AAM has agreed that, with effect from and conditional on Completion: (i) it will consult with the Trustees before changing the key terms of the material intercompany balances of the main entities supporting the Pension Schemes’ employer covenant and before effecting any intra-group reorganisation that would move material subsidiaries supporting the Schemes’ employer covenant to another part of the Combined Group; (ii) it will share information with the Trustees at agreed regular intervals regarding the Combined Group’s financial performance and business prospects, progress on delivering synergies and material corporate events; and (iii) it supports the objective of the GKN Group Pension Scheme No. 3 of achieving full funding on a low dependency funding basis by the “relevant date” in accordance with pensions legislation and will consider in good faith potential courses of action to achieve that objective as part of the next actuarial valuation. AAM has also provided confirmations about the information shared with the Trustees in connection with the Combination and the Trustees have confirmed that, based on the information provided by AAM thus far and the representations made to date, they consider that the Combination would not have a materially detrimental effect on the Pension Schemes. The agreement also contains customary confidentiality provisions subject to certain standard exceptions.

17.	Dowlais Share Plans

Participants in the Dowlais Share Plans shall be contacted regarding the effect of the Combination on their rights under the Dowlais Share Plans and appropriate proposals will be made to such participants in due course. Details of these proposals will be set out in the Scheme Document.

Arrangements between AAM and Dowlais management

Liam Butterworth, Roberto Fioroni, John Nicholson and Helen Redfern

In order to promote the retention of Liam Butterworth and Roberto Fioroni, currently Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) of Dowlais respectively, through to the completion of the Combination, AAM has agreed that it will make cash payments of 150 per cent. to the CEO and 120 per cent. to the CFO of their base salary (the “Executive Director Transaction Awards”), as detailed in the Co-operation Agreement. The Executive Director Transaction Awards will be paid, conditional on completion of the Combination and Dowlais being delisted from the London Stock Exchange: (i) 50 per cent. within 30 days of Completion of the Combination; and (ii) 50 per cent. within 30 days of the date that is six months after Completion of the Combination. Payment of the Executive Director Transaction Awards is subject to the CEO or CFO (as relevant) being employed by the Combined Group and not under notice on the relevant payment date or having been subject to, or received notice of, a Qualifying Termination (as defined in the Co-operation Agreement) before the relevant payment date. In the event of the CEO or CFO being subject to a Qualifying Termination, the Transaction Award will be payable as soon as practicable after termination of employment.

In order to promote the retention of John Nicholson and Helen Redfern, currently General Counsel (“GC”) and Chief People, Sustainability and Communications Officer (“CPSCO”) of Dowlais respectively, through to the completion of the Combination, Dowlais will make cash payments of 222 per cent. to the GC and 117 per cent. to the CPSCO of their base salary (the “Retention Awards”). The Retention Awards will be paid: (i) 50 per cent. within 30 days of Completion of the Combination; and (ii) 50 per cent. within 30 days of the date that is six months after Completion of the Combination. Payment of the Retention Awards is subject to the GC or CPSCO (as relevant) being employed by the Combined Group and not under notice on the relevant payment date or having been subject to, or received notice of, a Qualifying Termination (as defined in the Co-operation Agreement) before the relevant payment date. In the event of the GC or CPSCO being subject to a Qualifying Termination, the Retention Award will be payable as soon as practicable after termination of employment.

As required by, and solely for the purposes of, Rule 16.2 of the Code, Barclays and Rothschild & Co have reviewed the terms of the CEO Executive Director Transaction Award, CFO Executive Director Transaction Award, the GC Retention Award and the CPSCO Retention Award together with other information deemed relevant and confirmed that, in their opinion, the Executive Director Transaction Awards and the Retention Awards are fair and reasonable. In providing their advice, Barclays and Rothschild & Co, have taken into account the commercial assessments of the Dowlais Directors. Barclays and Rothschild & Co are acting as the independent financial advisers to Dowlais for the purposes of Rule 3 of the Code.

18.	Structure of and conditions to the Combination

It is intended that the Combination will be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act, although AAM reserves the right to elect to implement the Combination by means of a Takeover Offer, subject to the terms of the Co-operation Agreement, and obtaining the consent of the Panel. The purpose of the Scheme is to provide for AAM to become the owner of the entire issued and to be issued ordinary share capital of Dowlais. The Scheme is an arrangement between Dowlais and the Scheme Shareholders and is subject to the approval of the Court. The procedure involves, among other things, an application by Dowlais to the Court to sanction the Scheme, in consideration for which Scheme Shareholders will receive cash on the basis described in paragraph 2 (The Combination) of this Announcement.

On the Scheme becoming Effective: (i) it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting and the General Meeting (and, if they attended and voted, whether or not they voted in favour); and (ii) share certificates in respect of Scheme Shares will cease to be of value and should be destroyed and entitlements to Scheme Shares held within the CREST system will be cancelled. The New AAM Shares will be issued by AAM and (subject to the applicability of any U.S. withholding tax as described in this Announcement) the cash consideration payable under the terms of the Combination will be despatched to Scheme Shareholders by AAM no later than 14 days after the Effective Date.

Any Dowlais Shares issued before the Scheme Record Time will be subject to the terms of the Scheme. The Resolutions to be proposed at the General Meeting will, among other matters, provide that the Dowlais Articles be amended to incorporate provisions requiring any Dowlais Shares issued after the Scheme Record Time (other than to AAM or its nominee(s)) to be automatically transferred to AAM on the same terms as the Combination (other than terms as to timings and formalities). The provisions of the Dowlais Articles (as amended) will avoid any person (other than AAM or its nominee(s)) holding ordinary shares in the capital of Dowlais after the Effective Date.

The Combination is subject to a number of Conditions and certain further terms set out in Appendix 1 to this Announcement and to the full terms and conditions to be set out in the Scheme Document, including, among other things:

•	the approval of the Scheme by a majority in number of the Scheme Shareholders, representing not less than 75 per cent. in value of the Scheme Shares held by those Scheme Shareholders, present and voting, either in person or by proxy, at the Court Meeting;

•	the passing of the Resolutions by the requisite majority of Dowlais Shareholders at the General Meeting;

•	the Scheme being sanctioned by the Court (without modification, or with modification on terms agreed by AAM and Dowlais) and a copy of the Court Order being delivered to the Registrar of Companies;

•	the receipt of certain regulatory and antitrust approvals (including the EU Antitrust Condition, the U.S. Antitrust Condition, the China Antitrust Condition, the Brazil Antitrust Condition and the Mexico Antitrust Condition);

•	the amendment to AAM’s certificate of incorporation to increase the number of authorised AAM Shares being duly approved by the affirmative vote of the holders of a majority in voting power of the AAM Shares entitled to vote thereon at the AAM Shareholder Meeting and the issuance of the New AAM Shares in connection with the Combination being duly approved by the affirmative vote of the holders of a majority in voting power present in person or by proxy at the AAM Shareholder Meeting;

•	confirmation having been received by AAM that the New AAM Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange; and

•	the Scheme becoming Effective no later than the Long Stop Date.

It is expected that the Scheme Document, containing further information about the Combination (including the expected timetable for the Combination and how Dowlais Shareholders can hold, access and trade their interests in New AAM Shares), together with notices of the Court Meeting and General Meeting, the Forms of Proxy and the Forms of Election in relation to the Mix and Match Facility, will be posted to Dowlais Shareholders in May or June 2025. The extended period until publication of such documentation in relation to the Combination has been agreed with the Panel and Dowlais and is to allow the Scheme Document to be published at or around the same time as the mailing of the AAM Proxy Statement following publication of the annual results of both AAM and Dowlais for the year ended 31 December 2024 and allowing for any SEC review period of the AAM Proxy Statement (if required). Subject to the satisfaction or, where permitted, waiver of all relevant conditions, including the Conditions, and certain further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, and subject to the approval and availability of the Court, it is expected that the Scheme will become Effective in 2025.

Shareholders’ attention is drawn to the section entitled “High-Level U.S. Federal Income Tax Consequences” in this Announcement. The Scheme Document will contain details on the potential application of section 304 of the U.S. Internal Revenue Code (IRC), and the potential resulting U.S. withholding tax at a rate of up to 30 per cent. to the cash consideration received pursuant to the Combination, and will provide information for Dowlais Shareholders on how to certify whether or not it meets the requirements for exemption from U.S. Deemed Dividend Tax (and therefore potentially not be subject to such withholding tax), as described further below in the section entitled “High-Level U.S. Federal Income Tax Consequences”.

The Scheme will be governed by English law and will be subject to the jurisdiction of the Court. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the Court and the FCA.

19.	Cancellation of admission to listing and re-registration as a private company

It is intended that dealings in, and registration of transfers of, Dowlais Shares will be suspended shortly before the Effective Date at a time to be set out in the Scheme Document. It is further intended that applications will be made to the London Stock Exchange to cancel trading in Dowlais Shares on the Main Market of the London Stock Exchange, and to the FCA to cancel the listing of Dowlais Shares on the Official List, in each case with effect from or shortly following the Effective Date.

On the first Business Day after the Effective Date, entitlements to Dowlais Shares held within the CREST system will be cancelled, and share certificates in respect of Dowlais Shares will cease to be valid.

It is also intended that, following the Effective Date, Dowlais will be re-registered as a private limited company.

In addition, the New AAM Shares will be authorised for primary listing on the New York Stock Exchange subject to official notice of issuance.

20.	Interests in Dowlais Shares

As at close of business on 28 January 2025 (being the last Business Day before the date of this Announcement), save for the irrevocable undertakings referred to in paragraph 14 (Irrevocable undertakings) above, neither AAM, nor any of the AAM Directors, nor any member of the AAM Group, nor, so far as the AAM Directors are aware, any person acting in concert with AAM for the purposes of the Combination, had:

(A)	any interest in, or right to subscribe for, any relevant securities of Dowlais;

(B)	any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, any relevant securities of Dowlais;

(C)	procured an irrevocable commitment or letter of intent to accept the terms of the Combination in respect of relevant securities of Dowlais; or

(D)	borrowed or lent, or entered into any financial collateral arrangements in respect of, any relevant securities of Dowlais; or

(E)	entered into any Dealing Arrangement in respect of any relevant securities of Dowlais.

In the interests of secrecy before this Announcement, AAM has not made any enquiries in respect of the matters referred to in this paragraph 20 of certain parties who may be deemed by the Panel to be acting in concert with AAM for the purposes of the Combination. Enquiries of such parties will be made as soon as practicable following the date of this Announcement, and AAM confirms that further disclosure in accordance with Rule 8.1(a) and Note 2(a)(i) on Rule 8 of the Code will be made as soon as possible and by no later than 12 noon (London time) on 12 February 2025.

21.	Melrose ESOT

Upon the demerger of Dowlais from Melrose Industries PLC (“Melrose”), 27,865,471 Dowlais Shares (being 2.1 per cent. of the total issued ordinary shares of Dowlais as at 28 January 2025 (being the last Business Day before the date of this Announcement)), were placed in the Melrose Employee Share Ownership Trust (the “Melrose ESOT”) to satisfy options over Dowlais Shares granted by Melrose to individuals (being certain Melrose group employees and executive directors) (“MASP Options”) under the Melrose Automotive Share Plan (the “MASP”). The MASP and the Melrose ESOT are operated independently from Dowlais and Dowlais has no oversight of either of these, including over the terms of the MASP, the number of outstanding MASP Options and the number of shares that vest in accordance with the terms of the MASP. According to the circular issued by Melrose in connection with the demerger, dated 3 March 2023 (the “Melrose Demerger Circular”), the MASP performance period runs up to (but excluding) 31 May 2025 (the “MASP Crystallisation Date”). Based on the disclosures made by Melrose in the Melrose Demerger Circular and the value of the entire issued share capital of Dowlais implied by the Combination as at 28 January 2025 (being the last Business Day before the date of this Announcement), the options granted under the MASP are not expected to vest or become exercisable in accordance with their performance conditions. Based on the disclosures made by Melrose in the Melrose Demerger Circular, upon a change of control, scheme of arrangement or winding up of Dowlais (a “Dowlais Trigger Event”), the options under the MASP shall vest in full and become immediately exercisable upon the date of, and immediately prior to, the Dowlais Trigger Event. Although it is not explicit from the disclosure in the Melrose Demerger Circular, based on such disclosures the Dowlais Trigger Event could occur only upon such a change of control or scheme of arrangement of Dowlais becoming effective, rather than simply being announced and it is noted that Completion is not expected to occur prior to the MASP Crystallisation Date; however neither Dowlais nor AAM is aware of the discretion (if any) exercisable under the terms of the MASP, the potential for the MASP to be amended or the conditions for a change of control, scheme of arrangement or winding up to constitute a Dowlais Trigger Event and there can therefore be no certainty as to the treatment of such awards as a result of the Combination.

Melrose’s disclosures in the Melrose Demerger Circular state that, if, immediately after the MASP Crystallisation Date, there remain Dowlais Shares held by the Melrose ESOT in relation to which MASP Options have lapsed by operation of the vesting provisions, then it is intended that the relevant Dowlais Shares shall be transferred to Dowlais (or its nominee) and for such Dowlais Shares to then be cancelled. Any amounts held by the Melrose ESOT as a result of prior distributions received by the Melrose ESOT in respect of such Dowlais Shares shall remain the property of the Melrose ESOT. Dowlais is party to a tripartite agreement entered into by Dowlais at the time of the demerger with Melrose and Zedra Trust Company (Guernsey) Limited (acting as trustee for the MASP) (the “Tripartite Agreement”) pursuant to which it has undertaken to cancel any Dowlais Shares upon receipt from the trustee.

AAM has agreed that, to the extent that the Dowlais Shares held by the Melrose ESOT are repurchased by Dowlais for nil consideration pursuant to the Tripartite Agreement prior to Completion (the “Cancelled Shares”), AAM will increase the cash consideration and the number of New AAM Shares payable in respect of each Dowlais Share held pursuant to the Combination so as to allocate the cash consideration and New AAM Shares which the Cancelled Shares would have received on Completion to the Dowlais Shareholders based on the fully diluted share capital of Dowlais at the time of such cancellation, with cash consideration rounded to the nearest pence and the number of New AAM Shares to four decimal places. So, for example, if all of the 27,865,471 Dowlais Shares held by the Melrose ESOT were to be cancelled and based on the fully diluted share capital of Dowlais as at 28 January 2025 (being the last Business Day before the date of this Announcement), the consideration would be adjusted as follows such that Dowlais Shareholders would be entitled to receive, for each Dowlais Share:

•	43 pence in cash; and

•	0.0881 New AAM Shares.

There would be no change to the amount of the FY24 Final Dividend a Dowlais Shareholder may receive.

For the purpose of this paragraph 21 and the above undertaking, the fully diluted share capital of Dowlais at the time of a cancellation shall be calculated on the basis of:

(a)	issued share capital of Dowlais at the time of such cancellation; plus

(b)	all Dowlais Shares which may be issued on or after the date of such cancellation on the vesting of awards under the Dowlais Share Plans as at close of business of the day prior to such cancellation; less

(c)	the number of Dowlais Shares held by the employee benefit trust operated by Dowlais that can be used to satisfy the vesting of awards under the Dowlais Share Plans as at close of business of the day prior to such cancellation.

Neither Dowlais nor AAM have seen the terms of the MASP and there can be no certainty that the MASP Options will lapse or that the Dowlais Shares will be transferred to Dowlais if a Dowlais Trigger Event has not completed by the MASP Crystallisation Date. Neither Dowlais nor AAM is aware of the discretion (if any) exercisable under the terms of the MASP, the potential for the MASP to be amended or the conditions for a change of control, scheme of arrangement or winding up of to constitute a Dowlais Trigger Event.

The purpose of these arrangements is to ensure that the total value of the consideration payable for the entire issued and to be issued share capital of Dowlais remains the same regardless of whether the MASP Options vest or lapse.

There can therefore be no certainty that any such increase to the consideration payable per Dowlais Share under the terms of the Combination will occur. As set out in paragraph 6 (Recommendation), the Intention to Recommend (as defined in paragraph 6 (Recommendation)) is based solely on the terms of the Combination as at the date of this Announcement, and the financial advice received by the Dowlais Directors (as described in paragraph 6 (Recommendation)) has been given on that basis.

AAM will announce any increase to the consideration payable per Dowlais Share under the terms of the Combination under this paragraph 21 as soon as is reasonably practicable upon the obligation to effect such increase coming into effect. To the extent no such increase has been made beforehand, AAM and/or Dowlais will also provide an update on the latest position based on their understanding in advance of the Court Meeting.

22.	Fractional entitlements

Fractions of New AAM Shares will not be allotted to Dowlais Shareholders. Instead, all fractional shares which a holder of Dowlais Shares would otherwise be entitled to receive will be aggregated and calculations will be rounded down, and such holder shall receive, in lieu of such fractional entitlements, cash in an amount (rounded down to the nearest penny) equal to such fractional amount multiplied by the last reported sale price of AAM Shares on the New York Stock Exchange (as reported in Bloomberg or, if not reported therein, in another authoritative source selected by AAM) on the last Business Day prior to the Effective Date.

23.	Overseas Shareholders

The availability of the Combination and the distribution of this Announcement to Dowlais Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are located. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Dowlais Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This Announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. Dowlais Shareholders are advised to read carefully the Scheme Document and related Forms of Proxy and Forms of Election once these have been despatched.

24.	Documents available on website

Copies of the following documents will be available promptly on AAM’s and Dowlais’ websites at www.aam.com/investors/offer-for-Dowlais-Group-plc and www.dowlais.com, respectively, subject to certain restrictions relating to persons residing in Restricted Jurisdictions until the end of the Offer Period:

(a)	this Announcement;

(b)	the irrevocable undertakings described in Appendix 3 to this Announcement;

(c)	the Revised Confidentiality Agreement;

(d)	the Clean Team Agreement;

(e)	the Joint Defense Agreement;

(f)	the Co-operation Agreement;

(g)	the Pensions Agreement;

(h)	consent letters from each of Barclays, Rothschild & Co, Investec, Deloitte and J.P. Morgan; and

(i)	the documents relating to the financing of the Combination.

Neither the content of the websites referred to in this Announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Announcement.

25.	Right to proceed by way of a Takeover Offer

Subject to the terms of the Co-operation Agreement, and obtaining the consent of the Panel, AAM reserves the right to elect to implement the Combination by way of a Takeover Offer as an alternative to the Scheme.

In such event, such Takeover Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Combination, including (without limitation) the inclusion of an acceptance condition set at 90 per cent. of Dowlais Shares to which the Takeover Offer relates, (or such lesser percentage as may be determined after consultation with the Panel (if necessary)), being in any case more than 50 per cent. of the voting rights normally exercisable at a general meeting of Dowlais, including, for this purpose, any such voting rights attaching to Dowlais Shares that are issued before the Takeover Offer becomes or is declared unconditional (whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise).

26.	General

It is expected that the Scheme Document will be posted to Dowlais Shareholders in May or June 2025. The extended period until publication of the Scheme Document has been agreed with the Panel and Dowlais and is to allow the Scheme Document to be published at or around the same time as the mailing of the AAM Proxy Statement following publication of the annual results of both AAM and Dowlais for the year ended 31 December 2024 and allowing for any SEC review period of the AAM Proxy Statement (if required).

In deciding whether or not to vote or procure votes to approve the Scheme at the Court Meeting or to vote or procure votes in favour of the Resolutions relating to the Scheme at the General Meeting in respect of their Dowlais Shares, Dowlais Shareholders should rely on the information contained, and follow the procedures described, in the Scheme Document.

Barclays and Rothschild & Co (as financial advisers to Dowlais) and J.P. Morgan (as financial adviser to AAM) have each given and not withdrawn their consent to the publication of this Announcement with the inclusion in this Announcement of the references to their names in the form and context in which they appear.

The bases and sources for certain financial information contained in this Announcement are set out in Appendix 2 to this Announcement. Details of undertakings received by AAM and given by the Dowlais Directors are set out in Appendix 3. The defined terms used in this Announcement are set out in Appendix 7.

Enquiries

AAM

Christopher M. Son, Vice President, Marketing & Communications	+1 (313) 758-4814

J.P. Morgan (Exclusive financial adviser to AAM)

David Walker / Ian MacAllister	+1 (212) 270 6000
Robert Constant / Jonty Edwards	+44 (0) 203 493 8000

FGS Global (PR adviser to AAM)

Jared Levy / Jim Barron	+1 212 687 8080
Charlie Chichester / Rory King	+44 20 7251 3801

Dowlais

Investors
Pier Falcione	+44 (0)7974 974690

Barclays (Financial adviser and corporate broker to Dowlais)

Guy Bomford / Adrian Beidas / Neal West (Corporate Broking)	+44 (0) 20 7623 2323

Rothschild & Co (Financial adviser to Dowlais)

Ravi Gupta / Nathalie Ferretti	+44 (0) 20 7280 5000

Investec Bank plc (Joint corporate broker to Dowlais)

Carlton Nelson / Christopher Baird	+44 (0) 20 7597 5970

Montfort Communications (PR adviser to Dowlais)

Nick Miles / Neil Craven	+44 (0) 7739 701 634 +44 (0) 7876 475 419

Allen Overy Shearman Sterling LLP is acting as legal adviser to AAM. Slaughter and May is acting as legal adviser to Dowlais. Cravath, Swaine & Moore LLP is acting as U.S. legal adviser to Dowlais.

The person responsible for arranging the release of this Announcement on behalf of Dowlais is John Nicholson, General Counsel & Company Secretary.

Important notices relating to financial advisers

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority). J.P. Morgan is acting as financial adviser exclusively for AAM and no one else in connection with the Combination and will not regard any other person as its client in relation to the Combination and will not be responsible to anyone other than AAM for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Combination or any other matter or arrangement referred to herein.

Barclays, which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Dowlais and no one else in connection with the Combination and will not be responsible to anyone other than Dowlais for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Combination or any other matter referred to in this Announcement.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in Dowlais securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Rothschild & Co, which is authorised and regulated in the UK by the Financial Conduct Authority, is acting exclusively for Dowlais and for no-one else in connection with the Combination and shall not be responsible to anyone other than Dowlais for providing the protections afforded to clients of Rothschild & Co, nor for providing advice in connection with the Combination or any matter referred to herein. Neither Rothschild & Co nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild & Co in connection with this Announcement, any statement contained herein, the Combination or otherwise. No representation or warranty, express or implied, is made by Rothschild & Co as to the contents of this Announcement.

Investec, which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the FCA and the PRA, is acting exclusively for Dowlais and no one else in connection with the subject matter of this Announcement and will not regard any other person as its client in relation to the subject matter of this Announcement and will not be responsible to anyone other than Dowlais for providing the protections afforded to the clients of Investec, or for providing advice in connection with the subject matter of this Announcement or any other matters referred to herein. Neither Investec nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Investec in connection with the subject matter of this Announcement, any statement contained herein or otherwise, and no representation, express or implied, is made by Investec or any of its subsidiaries, branches or affiliates, or purported to be made on behalf of Investec or any of its subsidiaries, branches or affiliates, in relation to the contents of this Announcement, including with regard to the accuracy or completeness of the Announcement or the verification of any other statements made or purported to be made by or on behalf of Investec or any of its subsidiaries, branches or affiliates in connection with the matters described in this Announcement.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Combination or otherwise. In particular, this Announcement is not an offer of securities for sale into the U.S. No offer of securities shall be made in the U.S. absent registration under the U.S. Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Combination will be made solely through the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents), which, together with the accompanying Forms of Proxy and Forms of Election in relation to the Mix and Match Facility, will contain the full terms and conditions of the Combination, including details of how to vote in respect of the Combination. Any decision in respect of the Combination should be made only on the basis of the information in the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer document).

Dowlais will prepare the Scheme Document to be distributed to Dowlais Shareholders. Dowlais and AAM urge Dowlais Shareholders to read the Scheme Document (or any other document by which the Combination is made) in full when it becomes available because it will contain important information relating to the Combination, including details of how to vote in respect of the Scheme.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and publication of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this Announcement since such date.

This Announcement does not constitute a prospectus or a prospectus equivalent document.

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside England.

The Combination will be subject to the applicable requirements of English law, the Code, the Panel, the London Stock Exchange and the FCA.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the Combination or determined if this Announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

Overseas Shareholders

The release, publication or distribution of this Announcement in jurisdictions other than the UK, and the availability of the Combination to Dowlais Shareholders who are not resident in the UK, may be restricted by law and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK or who are subject to the laws of another jurisdiction to participate in the Combination or to vote their Dowlais Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by AAM or required by the Code, and permitted by applicable law and regulation, the Combination shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Combination by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

Accordingly, copies of this Announcement and any formal documentation relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Combination.

Further details in relation to Dowlais Shareholders in overseas jurisdictions will be contained in the Scheme Document(or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents).

Additional information for U.S. investors in Dowlais

The Combination relates to an offer for the shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under English company law. The Combination, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the related proxy solicitation rules under the U.S. Exchange Act. Accordingly, the Combination is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the disclosure requirements of the U.S. tender offer and related proxy solicitation rules. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., such Takeover Offer will be made in compliance with applicable U.S. laws and regulations.

The New AAM Shares to be issued pursuant to the Combination have not been and will not be registered under the U.S. Securities Act, and may not be offered or sold by AAM in the U.S. absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New AAM Shares to be issued pursuant to the Combination will be issued pursuant to the exemption from registration set forth in Section 3(a)(10) of the U.S. Securities Act. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New AAM Shares. In this event, Dowlais Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to all such documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to AAM’s contact for enquiries identified above.

This Announcement contains, and the Scheme Document will contain certain unaudited financial information relating to Dowlais that has been prepared in accordance with UK-endorsed International Financial Reporting Standards (“IFRS”) and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. U.S. generally accepted accounting principles differ in certain significant respects from IFRS.

Dowlais is incorporated under the laws of a non-U.S. jurisdiction, some or all of Dowlais’ officers and directors reside outside the U.S., and some or all of Dowlais’ assets are or may be located in jurisdictions outside the U.S. Therefore, U.S. Dowlais Shareholders (defined as Dowlais Shareholders who are U.S. persons as defined in the U.S. Internal Revenue Code or “IRC”) may have difficulty effecting service of process within the U.S. upon those persons or recovering against Dowlais or its officers or directors on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. It may not be possible to sue Dowlais or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

In accordance with normal United Kingdom practice, AAM or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Dowlais outside of the U.S., other than pursuant to the Combination, until the date on which the Combination and/or Scheme becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any such purchases by AAM will not be made at prices higher than the price of the Combination provided in this Announcement unless the price of the Combination is increased accordingly. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

High-Level U.S. Federal Income Tax Consequences

The receipt of New AAM Shares and cash by Dowlais Shareholders as consideration for the transfer of Dowlais Shares pursuant to the Combination may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Such consequences, if any, are not generally described herein.

For certain Dowlais Shareholders, Section 304 of the IRC may apply to the Combination if the Dowlais Shareholders, in the aggregate, own stock of AAM possessing 50 per cent. or more of the total combined voting power or 50 per cent. or more of the total combined value of all classes of stock of AAM immediately following Completion, taking into account certain constructive ownership rules under the IRC and, in the case of a Dowlais Shareholder who also owns AAM common stock, taking into account any New AAM Shares received by such Dowlais Shareholder as a result of the Combination. If Section 304 of the IRC were to apply to the Combination, the cash consideration received pursuant to the Combination may be subject to U.S. federal income tax as a deemed dividend (“U.S. Deemed Dividend Tax”). A Dowlais Shareholder should only be subject to U.S. Deemed Dividend Tax if the Dowlais Shareholder receives cash under the Combination and also owns AAM Shares. Further, even if a Dowlais Shareholder also owns AAM Shares, it should only be subject to U.S. Deemed Dividend Tax if the Dowlais Shareholder owns (i) an equivalent or greater percentage of AAM Shares than Dowlais Shares at Completion, and (ii) its indirect ownership interest in Dowlais is not therefore reduced as a result of the Combination, taking into account certain constructive ownership rules and the AAM Shares received as consideration in the Combination.

For U.S. Dowlais Shareholders, dividends are generally taxable as ordinary income, subject to any reduced tax rates or deductions provided under the IRC. U.S. Dowlais Shareholders who do not actually or constructively own any AAM Shares immediately prior to the Combination will recognise a capital gain or loss equal to the difference between the amount of cash received and such U.S. holder’s tax basis in the portion of its Dowlais Shares that is exchanged for such cash.

For Non-U.S. Dowlais Shareholders, U.S. Deemed Dividend Tax will be collected via a withholding tax at a 30 per cent. rate (or such lower rate as may be specified by an applicable income tax treaty) from the cash consideration received pursuant to the Combination. To establish whether such withholding is required from the cash consideration paid to each Non-U.S. Dowlais Shareholder, each Non-U.S. Dowlais Shareholder must, if necessary, complete a certificate, in the form to be provided in circumstances where it is necessary, certifying whether or not it meets the requirements for exemption from U.S. Deemed Dividend Tax. The certification process is not standardised, and depends upon information properly flowing through the brokerage network. To the extent relevant, you should consult your retail broker as to the procedures they employ; it is possible that some brokers may be unfamiliar with this process.

Failure by a Non-U.S. Dowlais Shareholder to complete and return such certificate may result in withholding tax at a rate of 30 per cent. (or such lower rate as may be specified by an applicable income tax treaty) on the full amount of the cash payable to such Non-U.S. Dowlais Shareholder.

If excess amounts are withheld from the cash consideration payable to a Non-U.S. Dowlais Shareholder, the Non-U.S. Dowlais Shareholder may obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS.

Dowlais Shareholders that may be concerned about the application of Section 304 of the IRC and the potential treatment of the cash consideration as a deemed dividend for U.S. federal income tax purposes should take this into account when determining whether to make an election under the Mix and Match Facility to receive different proportions of cash and New AAM Shares in respect of their holdings in Dowlais Shares, which would impact the amount of Dowlais Shares attributed to them after the Combination.

The receipt of consideration in exchange for Dowlais Shares pursuant to the Combination may also be subject, under certain circumstances, to FATCA or other backup withholding with respect to a Dowlais Shareholder that does not satisfy certain rules with respect to its identity under U.S. or other tax laws applicable to such Dowlais Shareholder.

Each Dowlais Shareholder is urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Combination, including in light of the potential application of Section 304 of the IRC to the Combination.

Forward-looking statements

This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Combination, and other information published by AAM and Dowlais contain statements which are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on assumptions, expectations, valuations, targets, estimates, forecasts and projections of AAM and Dowlais about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Combination on the AAM Group, the Dowlais Group and the Combined Group, such as the statements about the expected profitable growth, value-enhancing investments, sustainable capital returns and other characteristics of the Combined Group, the expected timing and scope of the Combination and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “budgets”, “targets”, “aims”, “scheduled”, “estimates”, “forecast”, “intends”, “anticipates”, “seeks”, “prospects”, “potential”, “possible”, “assume” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. AAM and Dowlais give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risks (known and unknown) and uncertainties (and other factors that are in many cases beyond the control of AAM and/or Dowlais) because they relate to events and depend on circumstances that may or may not occur in the future.

There are a number of factors that could affect the future operations of the AAM Group, the Dowlais Group and/or the Combined Group and that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction (or, where permitted, waiver) of the Conditions, as well as additional factors, such as: domestic and global business and economic conditions; the impact of pandemics, asset prices; market-related risks such as fluctuations in interest rates and exchange rates, industry trends, competition, changes in government and regulation, changes in the policies and actions of governments and/or regulatory authorities (including changes related to capital and tax), changes in political and economic stability (including exposures to terrorist activities, the UK’s exit from the European Union, Eurozone instability, disruption in business operations due to reorganisation activities, interest rate, inflation, deflation and currency fluctuations), the timing impact and other uncertainties of future or planned acquisitions or disposals or offers, the inability of the Combined Group to realise successfully any anticipated synergy benefits when the Combination is implemented (including changes to the board and/or employee composition of the Combined Group), the inability of the AAM Group to integrate successfully the Dowlais Group’s operations and programmes when the Combination is implemented, the Combined Group incurring and/or experiencing unanticipated costs and/or delays (including IT system failures, cyber-crime, fraud and pension scheme liabilities), or difficulties relating to the Combination when the Combination is implemented. Other unknown or unpredictable factors could affect future operations and/or cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. It is not possible to foresee or identify all such factors.

Each forward-looking statement speaks only as of the date of this Announcement. Neither the AAM Group nor the Dowlais Group, nor any of their respective associates or directors, officers or advisers, provides any representation, warranty, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. Forward-looking statements involve inherent risks and uncertainties. All forward-looking statements contained in this Announcement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Readers are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations (including, without limitation, under the Code, the UK Market Abuse Regulation, the DTRs and applicable U.S. securities laws), neither the AAM Group nor the Dowlais Group is under or undertakes any obligation, and each of the foregoing expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For a discussion of important risk factors that could cause AAM’s actual results to differ materially from the expectations in the forward-looking statements, see Part I, Item 1A. under the heading “Risk Factors” in its Form 10-K for the fiscal year ended December 31, 2023 and Part II, Item 1A under the heading “Risk Factors” in quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC which also contain additional information regarding forward-looking statements with respect to AAM.

Solicitation

This Announcement may be deemed to be solicitation material in respect of the Combination, including the issuance of the New AAM Shares in respect of the Combination. In connection with the foregoing proposed issuance of the New AAM Shares, AAM expects to file the AAM Proxy Statement. To the extent the Combination is effected as a scheme of arrangement under English law, the issuance of the New AAM Shares in connection with the Combination would not be expected to require registration under the U.S. Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the U.S. Securities Act. In the event that AAM exercises its right to elect to implement the Combination by way of a Takeover Offer or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the U.S. Securities Act, AAM expects to file a registration statement with the SEC containing a prospectus with respect to the New AAM Shares that would be issued in the Combination. Investors and shareholders are urged to read the AAM Proxy Statement, the Scheme Document, and other relevant documents filed or to be filed with the SEC or incorporated by reference in the AAM Proxy Statement (if any) carefully when they become available because they will contain important information about AAM, the Combination and related matters. Investors and shareholders will be able to obtain free copies of the AAM Proxy Statement, the Scheme Document, and other documents filed by AAM with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the AAM Proxy Statement, the Scheme Document, and other documents filed by AAM with the SEC at www.aam.com/investors.

Participants in the Solicitation

AAM and its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from AAM’s Shareholders in respect of the Combination, including the proposed issuance of New AAM Shares. Information regarding AAM’s directors and executive officers is contained in the Annual Report on Form 10-K for the fiscal year ended 31 December 2023 of AAM, which was filed with the SEC on 16 February 2024, the definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders of AAM, which was filed with the SEC on 21 March 2024 and the Current Report on Form 8-K of AAM, which was filed with the SEC on May 2, 2024. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the AAM Proxy Statement relating to the Combination when it is filed with the SEC. To the extent holdings of AAM’s securities by its directors or executive officers change from the amounts set forth in the AAM Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and AAM’s website at www.aam.com/investors.

No profit forecasts or estimates

The AAM FY24 Profit Estimate is a profit estimate for the purposes of Rule 28 of the Code. The AAM FY24 Profit Estimate is set out in paragraph 9 of this Announcement, and the assumptions and basis of preparation on which the AAM FY24 Profit Estimate is based and the AAM Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 4 of this Announcement.

The Dowlais FY24 Profit Estimate is a profit estimate for the purposes of Rule 28 of the Code. The Dowlais FY24 Profit Estimate is set out in of this Announcement, and the assumptions and basis of preparation on which the Dowlais FY24 Profit Estimate is based and the Dowlais Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 5 of this Announcement.

Other than the AAM FY24 Profit Estimate and Dowlais FY24 Profit Estimate, nothing in this Announcement (including any statement of estimated cost savings or synergies) is intended, or is to be construed, as a profit forecast or profit estimate for any period or to be interpreted to mean that earnings or earnings per share for AAM or Dowlais for the current or future financial years, will necessarily match or exceed the historical published earnings or earnings per share for AAM or Dowlais, as appropriate.

Quantified Financial Benefits Statement

Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Combined Group’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of AAM or Dowlais for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of AAM and the AAM Directors.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the Announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the tenth business day (as defined in the Code) following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the tenth business day (as defined in the Code) following the Announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day (as defined in the Code) following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic Communications

Please be aware that addresses, electronic addresses and certain information provided by Dowlais Shareholders, persons with information rights and other relevant persons for the receipt of communications from Dowlais may be provided to AAM during the Offer Period as required under section 4 of Appendix 4 to the Code to comply with Rule 2.11(c) of the Code.

Publication on a website and availability of hard copies

This Announcement and the documents required to be published pursuant to Rule 26 of the Code will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on AAM’s website at www.aam.com/investors/offer-for-Dowlais-Group-plc and on Dowlais’ website at www.dowlais.com promptly and in any event by no later than 12 noon on the business day (as defined in the Code) following the date of this Announcement. Neither the content of the websites referred to in this Announcement nor the content of any website accessible from hyperlinks in this Announcement is incorporated into, or forms part of, this Announcement.

Dowlais Shareholders and persons with information rights may, subject to applicable securities laws, request a hard copy of this Announcement (and any information incorporated into it by reference to another source), free of charge, by contacting Dowlais’ registrars, Equiniti, by: (i) submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom; or (ii) contacting Equiniti, between 8.30 a.m. and 5.30 p.m. (London time), Monday to Friday (excluding English and Welsh public holidays) on +44 (0) 371 384 2030 (please use the country code when calling from outside the UK). A person so entitled may, subject to applicable securities laws, also request that all future documents, announcements and information to be sent in relation to the Combination should be in hard copy form.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, AAM confirms that as at the date of this Announcement, it has in issue and admitted to trading on the on the New York Stock Exchange (NYSE:AXL) 117,581,028 shares of common stock of $0.01 each (excluding common stock held in treasury). The International Securities Identification Number (ISIN) of the common stock is US0240611030.

In accordance with Rule 2.9 of the Code, Dowlais confirms that as at the date of this Announcement, it has in issue and admitted to trading on the Main Market of the London Stock Exchange 1,344,524,115 ordinary shares of 1 pence each (excluding ordinary shares held in treasury). The International Securities Identification Number (ISIN) of the ordinary shares is GB00BMWRZ071.

General

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

Appendix 1

CONDITIONS TO AND CERTAIN FURTHER TERMS OF THE COMBINATION

The Combination will be subject to the terms and conditions set out in this Appendix 1 and in the Scheme Document.

Part 1

1.	Long Stop Date

The Combination will be conditional on the Scheme becoming unconditional and becoming Effective, subject to the Code, by no later than 11.59 p.m. (London time) on the Long Stop Date.

2.	Scheme approval

The Scheme will be subject to the following conditions:

(a)	(i)	its approval by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders who are on the register of members of Dowlais at the Voting Record Time (or the relevant class or classes thereof, if applicable), in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting or at any separate class meeting which may be required by the Court (as applicable) or at any adjournment of any such meeting; and

(ii)	the Court Meeting and any separate class meeting which may be required by the Court (or any adjournment of any such meeting) being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date (a) as AAM and Dowlais may agree or (b) (in a competitive situation) as may be specified by AAM with the consent of the Panel, and in each case that, if so required, the Court may allow);

(b)	(i)	the Resolutions being duly passed by the requisite majority or majorities of Dowlais Shareholders at the General Meeting (or any adjournment thereof); and

(ii)	the General Meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date (a) as AAM and Dowlais may agree or (b) (in a competitive situation) as may be specified by AAM with the consent of the Panel, and in each case that, if so required, the Court may allow);

(c)	(i)	the sanction of the Scheme by the Court (without modification or with modification on terms agreed by AAM and Dowlais) and delivery of a copy of the Court Order to the Registrar of Companies in England and Wales; and

(ii)	the Sanction Hearing being held on or before the 22nd day after the expected date of the Sanction Hearing to be set out in the Scheme Document in due course (or such later date (a) as AAM and Dowlais may agree or (b) (in a competitive situation) as may be specified by AAM with the consent of the Panel, and in each case that, if so required, the Court may allow).

In addition, AAM and Dowlais have agreed that, subject as stated in Part 2 below and to the requirements of the Panel the Combination will be conditional on the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless the following Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

3.	Official authorisations and regulatory clearances

Antitrust Approvals

EU

(a)	insofar as the Combination constitutes, or is deemed to constitute, a concentration with a Community dimension within the scope of Council Regulation (EC) 139/2004 (as amended) (the “EUMR”), one of the following having occurred:

(i)	the European Commission (the “Commission”) indicating that the arrangement notified does not fall within the scope of the EUMR pursuant to Article 6(1)(a) of the EUMR; or

(ii)	the Commission indicating that the concentration is compatible with the internal market pursuant to Articles 6(1)(b), (including in conjunction with Article 6(2)), 8(1) or 8(2) of the EUMR unconditionally or on terms reasonably satisfactory to AAM, or having been deemed to have done so pursuant to Article 10(6); or

(iii)	if the Commission makes a referral in whole or in part under Article 4(4) or Article 9 of the EUMR, or is deemed to have made such a reference, to a competent authority of one or more Member States whose laws prohibit the parties from completing the Combination before clearance is obtained under national merger control, such clearance being obtained (or being deemed to be obtained) whether unconditionally or on terms reasonably satisfactory to AAM from the competent authority or authorities of the relevant Member State or States (and the Commission as applicable, where such referral has been made in part), or any relevant waiting periods having expired (provided that if the Commission makes a referral of the whole of the concentration under Article 4(4) or Article 9 of the EUMR to the competent authority or authorities of one or more Member States whose laws in each case do not prohibit the parties from completing the Combination before clearance is obtained under national merger control, this clause (iii) shall be deemed to be satisfied),

(the “EU Antitrust Condition”);

United Kingdom

(b)	insofar as the Combination constitutes, or is deemed to constitute, a relevant merger situation within the meaning of Part 3 of the Enterprise Act 2002 (the “EA”) one of the following having occurred:

(i)	following submission of a CMA Briefing Paper to the Competition and Markets Authority (“CMA”) and with respect to the Combination:

(A)	the CMA's position as most recently communicated to the parties being that it has no further questions in respect of the Combination; and

(B)	as at the date on which all other Conditions are satisfied or waived, the CMA not having: (I) requested submission of a Merger Notice; or (II) given notice to either party that it is commencing a Phase 1 Investigation; or (III) indicated that the statutory review period in which the CMA has to decide whether to make a reference under Section 34ZA of the EA has begun; or (IV) requested documents or attendance by witnesses under Section 109 of the EA, which may indicate it is considering commencing the aforementioned review period in respect of the Combination; or

(ii)	where the CMA has commenced an investigation following the submission of a CMA Briefing Paper or a Merger Notice, the CMA either:

(A)	having confirmed on terms reasonably satisfactory to AAM that the Combination or any matter arising therefrom or related thereto will not be subject to a Phase 2 reference under the EA or on any other statutory basis (a “Phase 2 CMA Reference”), or the applicable time period for the CMA to make a Phase 2 CMA Reference having expired without the CMA having made such a Phase 2 CMA Reference; or

(B)	in the event that a Phase 2 CMA Reference is made in relation to the Combination, the CMA either:

I.	concluding in a report published in accordance with Section 38 of the EA that neither the Combination nor any matter arising from or relating to the Combination nor any part of it has or is expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or

II.	allowing the Combination and any matter arising from or relating to the Combination to proceed on terms reasonably satisfactory to AAM,

(the “UK Antitrust Condition”);

United States

(c)	insofar as the Combination constitutes, or is deemed to constitute, a notifiable acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules, or regulations (the “HSR Act”), the waiting period applicable to the consummation of the Combination under the HSR Act having expired or terminated, and any voluntary agreement between AAM and/or Dowlais and the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to which AAM and/or Dowlais has agreed not to consummate the Combination for any period of time (such agreement being on terms reasonably satisfactory to AAM) is no longer in effect (the “U.S. Antitrust Condition”);

China

(d)	insofar as the Combination constitutes, or is deemed to constitute, a notifiable concentration of undertakings within the meaning of Article 25 of the Anti-Monopoly Law of the People’s Republic of China (as amended) and its implementing regulations (the “PRC AML”), and following notification of the Combination to the China’s State Administration for Market Regulation (“SAMR”), SAMR issuing a formal notice approving the Combination (unconditionally or on terms reasonably satisfactory to AAM) in order for AAM to consummate the Combination (the “China Antitrust Condition”);

South Korea

(e)	insofar as the Combination constitutes, or is deemed to constitute, a notifiable acquisition under the Monopoly Regulation and Fair Trade Act of the Republic of Korea (“MRFTA”), the Korea Fair Trade Commission (“KFTC”) having either: issued an approval notification pursuant to the MRFTA that the Combination does not violate Article 9 paragraph 1 (Restriction on Business Combination) of the MRFTA (as applicable); or if the KFTC issues an examiner's report, issued a decision approving the Combination whether unconditionally or subject to conditions reasonably satisfactory to AAM (the “Korea Antitrust Condition”);

Mexico

(f)	insofar as the Combination constitutes, or is deemed to constitute a notifiable acquisition under the Mexican Federal Economic Competition Law, the parties having received unconditional approval or approval on terms reasonably satisfactory to AAM from the Mexican Federal Economic Competition Commission (Comisión Federal de Competencia Económica) (“COFECE”) or any authority that succeeds it under the applicable Mexican Federal Economic Competition Law or any other applicable law regulating competition that may be enacted having expired (the “Mexico Antitrust Condition”);

Brazil

(g)	insofar as the Combination constitutes or is deemed to constitute a notifiable acquisition under Law No. 12,529 of 2011, either of the following having occurred:

(i)	the Brazilian Antitrust Governmental Authority (Conselho Administrativo de Defesa Econômica) (“CADE’s”) General Superintendence Office issuing a decision approving or clearing the Combination without conditions or on terms reasonably satisfactory to AAM and an additional mandatory fifteen day waiting period following publication of the decision in the Federal Official Gazette (Diário Oficial da União) having lapsed with no related appeal by a third party or request for further review by any of CADE’s commissioners; or

(ii)	in the event that any appeal is filed, further review is requested by CADE’s Tribunal or CADE’s General Superintendence Office does not clear the Combination without conditions and refers the Combination to CADE’s tribunal, the publication of the final decision approving the Combination by CADE’s tribunal with or without any conditions, on terms reasonably satisfactory to AAM, deemed unappealable at the administrative sphere, (the “Brazil Antitrust Condition”);

Foreign Investment Approvals

France

(h)	insofar as the Combination constitutes or is deemed to constitute a notifiable acquisition under Articles L. 151-3 and followings and Articles R. 151-1 and followings of the French Monetary and Financial Code (Code monétaire et financier) (the “French FDI Law”), one of the following having occurred:

(i)	an expressed decision by the French Minister of the Economy or any person belonging to the General Directorate of the Treasury (Direction Générale du Trésor) officially empowered to deliver decisions under Article L. 151-3 of the French Monetary and Financial Code in his name and behalf (the “French FDI Authority”) that the Combination does not fall within the scope of the French FDI Law; or

(ii)	an expressed decision by the French FDI Authority, pursuant to French FDI Law, that authorises the completion of the Combination unconditionally or on terms reasonably satisfactory to AAM,

(the “France FDI Condition”);

Germany

(i)	insofar as the Combination constitutes or is deemed to constitute a notifiable acquisition by the German Federal Ministry for Economic Affairs and Climate Action (Bundesministerium für Wirtschaft und Klimaschutz – “BMWK”), one of the following having occurred:

(i)	the BMWK issuing: (A) a clearance (Freigabe) pursuant to Section 58a para. 1 sentence 1 or sec. 61 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) (“AWV”) without conditions or on terms reasonably satisfactory to AAM, or (B) a certificate of non-objection (Unbedenklichkeitsbescheinigung) pursuant to Section 58 para. 1 sentence 1 AWV; or

(ii)	the BMWK having not issued a clearance, certificate of non-objection or initiated a formal investigation for the Combination within two months of receipt of an application for a clearance or a certificate of non-objection; or within any applicable extension period pursuant to Sec. 14a(1) No. 1 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) (“AWG”); or

(iii)	the BMWK having not prohibited (untersagt) the Combination within the periods specified in Section 14a AWG; or

(iv)	the BMWK declaring in writing that the Combination can be closed without having obtained prior approval from the BMWK.

(the “Germany FDI Condition”);

EU Foreign Subsidies Regulation

(j)	insofar as the Combination constitutes or is deemed to constitute a notifiable acquisition under Regulation (EU) 2022/2560 of the European Parliament and of the Council on foreign subsidies distorting the internal market (the “EU FSR”), or the Commission requests such notification under Article 21(5) of the EU FSR, any of the following having occurred:

(i)	the Commission declaring that the Combination does not fall within the scope of the EU FSR; or

(ii)	the Commission either declaring that there are insufficient indications to initiate an in-depth investigation and closing a preliminary review pursuant to Article 10(4) of the EU FSR or not initiating an in-depth investigation within the relevant period provided for in Article 24 of the EU FSR; or

(iii)	the Commission not adopting a decision specified in Article 25(3) of the EU FSR within the time period specified in Article 25(4) of the EU FSR, following an in-depth investigation; or

(iv)	following an in-depth investigation, the Commission either issuing a no objection decision pursuant to Article 11(4) (in conjunction with Article 25(3)(b)); or a decision on terms reasonably satisfactory to AAM pursuant to Article 11(3) (in conjunction with Article 25(3)(a) of the EU FSR).

(the “EU FSR Condition”);

4.	AAM Shareholder approval

(a)	the approval by the affirmative vote of the holders of a majority in voting power of the AAM Shares entitled to vote thereon at the AAM Shareholder Meeting of the amendment to AAM’s certificate of incorporation to increase the number of authorised AAM Shares; and

(b)	the approval by the affirmative vote of the holders of a majority in voting power present in person or by proxy at the AAM Shareholder Meeting of the issuance of the New AAM Shares in connection with the Combination;

5.	Listing on the New York Stock Exchange, effectiveness of registration

(a)	confirmation having been received by AAM that the New AAM Shares to be issued in connection with the Combination have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange; and

(b)	in the event that the Combination is implemented by way of a Takeover Offer, or otherwise absent an available exemption from the registration requirements of the U.S. Securities Act, AAM’s registration statement having been declared effective by the SEC and no stop order having been issued or proceedings for suspension of the effectiveness of AAM’s registration statement having been initiated by the SEC and AAM having received all necessary U.S. state securities law or blue sky authorisations;

6.	General Third Party approvals

(a)	the waiver (or non-exercise within any applicable time limits) by any Relevant Authority or any other body or person whatsoever in any jurisdiction (each a "Third Party") of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination) arising as a result of or in connection with the Combination including, without limitation, its implementation and financing or the proposed direct or indirect Combination of any shares or other securities in, or control or management of, Dowlais by AAM or any member of the Wider AAM Group;

(b)	in addition to the competition law and regulatory approvals referred to in Condition 3 (Official authorisations and regulatory clearances) above, all necessary filings or applications having been made in connection with the Combination and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Combination or the Combination by any member of the Wider AAM Group following consultation with Dowlais of any shares or other securities in, or control of, Dowlais and all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals reasonably deemed necessary or appropriate by AAM or any member of the Wider AAM Group for or in respect of the Combination including without limitation, its implementation and financing or the proposed direct or indirect Combination of any shares or other securities in, or control of, Dowlais or any member of the Wider Dowlais Group by any member of the Wider AAM Group having been obtained in terms and in a form reasonably satisfactory to AAM from all appropriate Third Parties or persons with whom any member of the Wider Dowlais Group has entered into contractual arrangements and all such authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals deemed necessary or appropriate to carry on the business of any member of the Wider Dowlais Group which are material in the context of the AAM Group or the Dowlais Group as a whole or for or in respect of the Combination, including (without limitation) its implementation or financing remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Combination becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with; and

(c)	including in relation to the U.S. Antitrust Condition but other than in relation to the other approvals referred to in Condition 3 (Official authorisations and regulatory clearances) above, no Third Party (including for the avoidance of doubt the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice or any state Attorney General within the United States) having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having withdrawn the same), or having enacted, made or proposed any statute, regulation, decision or order, or change to published practice or having taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, injunction or order, which in each case would reasonably be expected to:

(i)	require, prevent or materially delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider AAM Group or any member of the Wider Dowlais Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own, control or manage any of their respective assets or properties or any part thereof which, in any such case, is material in the context of the Wider AAM Group or the Wider Dowlais Group in either case taken as a whole;

(ii)	require, prevent or materially delay, or alter the terms envisaged for, any proposed divestiture by any member of the Wider AAM Group of any shares or other securities in Dowlais;

(iii)	impose any material limitation on, or result in a material delay in, the ability of any member of the Wider AAM Group directly or indirectly to acquire or to hold or to exercise effectively all or any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Dowlais Group or the Wider AAM Group or to exercise voting or management control over any such member;

(iv)	save as Disclosed, materially adversely limit the ability of any member of the Wider AAM Group or of the Wider Dowlais Group to conduct, integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any member of the Wider AAM Group or of the Wider Dowlais Group in a manner which is materially adverse in the context of the Wider AAM Group or Wider Dowlais Group, in either case taken as a whole;

(v)	otherwise materially adversely affect the business, assets, profits or prospects of any member of the Wider AAM Group or of any member of the Wider Dowlais Group to an extent which is material in the context of the Wider AAM Group or the Wider Dowlais Group in either case taken as a whole or in the context of the Combination;

(vi)	make the Combination or its implementation by AAM or any member of the Wider AAM Group of any shares or other securities in, or control of, Dowlais void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, materially delay or otherwise interfere with the same, or impose material additional conditions or obligations with respect thereto;

(vii)	require (save as envisaged by the Combination or sections 974 to 991 (inclusive) of the Companies Act) any member of the Wider AAM Group or the Wider Dowlais Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Dowlais Group or the Wider AAM Group owned by any Third Party, in each case to an extent which is material in the context of the Wider AAM Group or the Wider Dowlais Group in either case taken as a whole or in the context of the Combination; or

(viii)	result in any member of the Wider Dowlais Group ceasing to be able to carry on business under any name under which it presently does so, to an extent which is material in the context of the Wider Dowlais Group taken as a whole, and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Combination or the Combination or proposed Combination of any Dowlais Shares having expired, lapsed or been terminated;

7.	Certain matters arising as a result of any arrangement, agreement etc.

save as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Dowlais Group is a party or by or to which any such member or any of its assets are or may be bound, entitled or subject, or any circumstance which, in each case as a consequence of the Combination of any shares or other securities (or equivalent) in Dowlais or because of a change in the control or management of Dowlais or otherwise, would reasonably be expected to result in any of the following to an extent which is material and adverse in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination:

(a)	any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or grant available to any such member, being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(b)	any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken or arising thereunder;

(c)	any assets or interests of any such member being or failing to be disposed of or charged or ceasing to be available to any such member or any right arising under which any such asset or interest would reasonably be expected to be required to be disposed of or charged or could reasonably be expected to cease to be available to any such member otherwise than in the ordinary course of business;

(d)	save in the ordinary and usual course of business, the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any such member or any such mortgage, charge or other security interest (whenever arising or having arisen) becoming enforceable;

(e)	the rights, liabilities, obligations or interests of any such member in, or the business of any such member with, any person, firm, company or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or affected;

(f)	the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

(g)	any such member ceasing to be able to carry on business under any name under which it presently does so;

(h)	the creation or acceleration of any liability, actual or contingent, by any such member (including any material tax liability or any obligation to obtain or acquire any material authorisation, order, grant, recognition, determination, confirmation, consent, licence, clearance, permission, exemption, approval, notice, waiver, concession, agreement or exemption from any Third Party or any person) other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Combination; or

(i)	any requirement on any such member to acquire, subscribe, pay up or repay any shares or other securities (or the equivalent),

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Dowlais Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would reasonably be expected to result in any of the events or circumstances as are referred to in paragraphs (a) to (i) of this Condition 7, in each case to an extent which is material and adverse in the context of the Wider Dowlais Group taken as a whole;

8.	Certain events occurring since Last Accounts Date

save as Disclosed, no member of the Wider Dowlais Group having, since the Last Accounts Date:

(a)	save as between Dowlais and wholly owned subsidiaries of Dowlais or for Dowlais Shares issued under or pursuant to the exercise of options and vesting of awards granted under the Dowlais Share Plans in the ordinary course, issued or agreed to issue, authorised or proposed the issue of additional shares of any class;

(b)	save as between Dowlais and wholly owned subsidiaries of Dowlais for the grant of options and awards and other rights under the Scheme Shares in the ordinary course, issued, or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(c)	other than to another member of the Wider Dowlais Group, sold (or agreed to transfer or sell) any shares held in treasury;

(d)	other than to another member of the Dowlais Group, prior to the Effective Date, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus issue, dividend or other distribution whether payable in cash or otherwise, other than the FY24 Final Dividend or any repurchases of Dowlais Shares by Dowlais pursuant to the Buyback Programme;

(e)	save for intra-Dowlais Group transactions, authorised, implemented or announced any merger or demerger with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business and, in each case, to the extent which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination;

(f)	save for intra-Dowlais Group transactions, made or authorised or proposed or announced an intention to propose any material change in its loan capital, to the extent which is material in the context of the Wider Dowlais Group taken as a whole;

(g)	issued, authorised or proposed the issue of, or made any change in or to, any debentures or (save for intra-Dowlais Group transactions or save in the ordinary course of business), incurred or increased any indebtedness or become subject to any liability (actual or contingent) to an extent which, in each case, is material in the context of the Wider Dowlais Group taken as a whole;

(h)	other than the FY24 Final Dividend or any repurchases of Dowlais Shares by Dowlais pursuant to the Buyback Programme, purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect of the matters mentioned in paragraph (a) or (b) of this Condition 8 above, made any other change to any part of its share capital, in each case, to the extent which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination;

(i)	other than pursuant to the Combination and except for intra-Dowlais Group transactions, implemented, or authorised, proposed or announced its intention to implement, any reconstruction, merger, demerger, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business, in each case to an extent which is material in the context of the Wider Dowlais Group taken as a whole;

(j)	been unable or deemed unable, or admitted in writing that it is unable, to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(k)	(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or steps or had any legal proceedings started or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, manager, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed, to the extent which is material in the context of the Wider Dowlais Group taken as a whole;

(l)	commenced negotiations with any of its creditors or taken any step with a view to rescheduling or restructuring any of its indebtedness or entered into a composition, compromise, assignment or arrangement with any of its creditors whether by way of a voluntary arrangement, scheme of arrangement, deed of compromise or otherwise, to the extent to which is material in the context of the Wider Dowlais Group taken as a whole;

(m)	waived, settled or compromised any claim (otherwise than in the ordinary course of business), which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination;

(n)	entered into, varied or authorised any material agreement, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which:

(i)	is of a long-term, onerous or unusual nature or magnitude or which is reasonably likely to involve an obligation of such nature or magnitude (save in the ordinary course of business); or

(ii)	is likely to materially restrict the business of any member of the Wider Dowlais Group other than of a nature and to an extent which is normal in the context of the business concerned,

and, in either case, which is or would reasonably be expected to be material and adverse in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination;

(o)	entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or proposed to, effect any of the transactions, matters or events referred to in this Condition 8;

(p)	made any material alteration to its constitutional documents;

(q)	except in relation to changes made or agreed as a result of, or arising from, law or changes to law, made or agreed or consented to any change to:

(i)	the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider Dowlais Group for its directors or employees or their dependents;

(ii)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

(iii)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(iv)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made,

in each case, which has an effect that is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination;

(r)	proposed, agreed to provide or modified the terms of any of the Dowlais Share Plans or other benefit constituting a material change relating to the employment or termination of employment of a material category of persons employed by the Wider Dowlais Group or which constitutes a material change to the terms or conditions of employment of any senior employee of the Wider Dowlais Group, save as agreed by the Panel (if required) and by AAM;

(s)	other than with the consent of AAM, taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Dowlais Shareholders in a general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code; or

(t)	save to the extent arising as a result of any change in applicable law, entered into or varied in a material way the terms of, any contract, agreement or arrangement with any of the directors or senior executives of any member of the Wider Dowlais Group (save for salary increases, bonuses or variations of terms in the ordinary course), other than as agreed by AAM and (if required) by the Panel;

9.	No adverse change, litigation or regulatory enquiry

save as Disclosed, since the Last Accounts Date:

(a)	no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Dowlais Group which, in any such case, is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination and no circumstances have arisen which would or would reasonably be expected to result in such adverse change or deterioration;

(b)	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Dowlais Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no enquiry, review or investigation by, or complaint or reference to, any Third Party or other investigative body against or in respect of any member of the Wider Dowlais Group having been instituted, announced, implemented or threatened by or against or remaining outstanding in respect of any member of the Wider Dowlais Group which in any such case which has had or would reasonably be expected to have a material adverse effect on the Wider Dowlais Group taken as a whole or in the context of the Combination;

(c)	no contingent or other liability of any member of the Wider Dowlais Group having arisen or become apparent to AAM or increased which has had or would reasonably be expected to have a material adverse effect on the Wider Dowlais Group, taken as a whole or in the context of the Combination;

(d)	no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened, announced, implemented, instituted by or remaining outstanding against or in respect of any member by or the Wider Dowlais Group which in any case is material in the context of the Wider Dowlais Group taken as a whole;

(e)	no member of the Wider Dowlais Group having conducted its business in breach of any applicable laws and regulations which in any case is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination; and

(f)	no steps having been taken which are likely to result in the withdrawal, cancellation, termination or materially adverse modification of any licence or permit held by any member of the Wider Dowlais Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or materially adverse modification of which has had, or would reasonably be expected to have, an adverse effect which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination;

10.	No discovery of certain matters

(a)	save as Disclosed, AAM not having discovered:

(i)	that any financial, business or other information concerning the Wider Dowlais Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Dowlais Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not materially misleading and which was not subsequently corrected before the date of this Announcement by disclosure either publicly or otherwise to AAM or its professional advisers, in each case, to the extent which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination; or

(ii)	that any member of the Wider Dowlais Group or partnership, company or other entity in which any member of the Wider Dowlais Group has a significant economic interest and which is not a subsidiary undertaking of Dowlais, is subject to any liability (actual or contingent) which is not disclosed in the annual report and accounts of Dowlais for the Last Accounts Date, in each case, to the extent which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination;

(b)	save as Disclosed, AAM not having discovered that:

(i)	any past or present member of the Wider Dowlais Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans, or that there has otherwise been any such use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which storage, carriage, disposal, spillage, release, discharge, leak or emission would be likely to give rise to any material liability (actual or contingent) or cost on the part of any member of the Wider Dowlais Group and which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination;

(ii)	there is, or is likely to be, for any reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Dowlais Group to make good, remediate, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Dowlais Group (or on its behalf) or by any person for which a member of the Wider Dowlais Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, regulation, notice, circular or order of any Third Party and which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination;

(iii)	circumstances exist (whether as a result of the making of the Combination or otherwise) which would be reasonably likely to lead to any Third Party instituting, or whereby any member of the Wider AAM Group or any present or past member of the Wider Dowlais Group would be likely to be required to institute, an environmental audit or take any other steps which would in any such case be reasonably likely to result in any liability (whether actual or contingent) to improve, modify existing or install new plant, machinery or equipment or carry out changes in the processes currently carried out or make good, remediate, repair, re-instate or clean up any land or other asset currently or previously owned, occupied or made use of by any past or present member of the Wider Dowlais Group (or on its behalf) or by any person for which a member of the Wider Dowlais Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination; or

(iv)	circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture or materials used therein currently or previously manufactured, sold or carried out by any past or present member of the Wider Dowlais Group which claim or claims would be likely, materially and adversely, to affect any member of the Wider Dowlais Group and which is material in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination; and

11.	Anti-corruption, economic sanctions, criminal property and money laundering save as Disclosed and save as is not material in each case in the context of the Wider Dowlais Group taken as a whole or in the context of the Combination, AAM not having discovered that:

(a)	(i) any past or present member, director, officer or employee of the Wider Dowlais Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule or regulation concerning improper payments or kickbacks; or (ii) any person that performs or has performed services for or on behalf of the Wider Dowlais Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule or regulation concerning improper payments or kickbacks;

(b)	any asset of any member of the Wider Dowlais Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule or regulation concerning money laundering or proceeds of crime or any member of the Wider Dowlais Group is found to have engaged in activities constituting money laundering under any applicable law, rule or regulation concerning money laundering;

(c)	any past or present member, director, officer or employee of the Dowlais Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any conduct which would violate applicable economic sanctions or dealt with, made any investments in, made any funds or assets available to or received any funds or assets from:

(i)	any government, entity or individual in respect of which U.S., UK or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by U.S., UK or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HMRC; or

(ii)	any government, entity or individual targeted by any of the economic sanctions of the United Nations, the U.S., the UK or the European Union or any of its member states, except as may have been licensed by the relevant authority;

(d)	any past or present member, director, officer or employee of the Wider Dowlais Group, or any other person for whom any such person may be liable or responsible:

(i)	has engaged in conduct which would violate any relevant anti-terrorism laws, rules, or regulations, including but not limited to the U.S. Anti-Terrorism Act;

(ii)	has engaged in conduct which would violate any relevant anti-boycott law, rule or regulation or any applicable export controls, including but not limited to the Export Administration Regulations administered and enforced by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the U.S. Department of State;

(iii)	has engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including but not limited to any law, rule or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; or

(iv)	is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any Relevant Authority or found to have violated any applicable law, rule or regulation concerning government contracting or public procurement; or

(e)	any member of the Wider Dowlais Group is or has been engaged in any transaction which would cause AAM to be in breach of any law or regulation upon its Combination of Dowlais, including but not limited to the economic sanctions of the United States Office of Foreign Assets Control, or HMRC or any other Relevant Authority.

Part 2

Waiver and invocation of the Conditions

1.	Subject to the requirements of the Panel in accordance with the Code, AAM reserves the right in its sole discretion to waive, in whole or in part, all or any of the Conditions in Part 1 of this Appendix 1, except for Conditions 1 (Long Stop Date), 2(a)(i), 2(b)(i) and 2(c)(i) (Scheme approval), 4 (AAM Shareholder approval), 5(a) and 5(b) (Listing on the New York Stock Exchange, effectiveness of registration), which cannot be waived. The deadlines in any of Conditions 2(a)(ii), 2(b)(ii) and 2(c)(ii) (Scheme approval) may be extended to such later date as AAM may determine (with the Panel’s consent and approval of the Court, if such consent and/or approval is required). If any of Conditions 1 (Long Stop Date), 2(a)(ii), 2(b)(ii) and 2(c)(ii) (Scheme approval) is not satisfied by the relevant deadline specified in the relevant Condition, AAM shall make an announcement by 8.00 a.m. (London time) on the business day (as defined in the Code) following such deadline confirming whether, subject to paragraph 3 below, it has invoked the relevant Condition, waived the relevant deadline or extended the relevant deadline.

2.	Conditions 2(a)(i), 2(b)(i) (Scheme approval) and 3 (Official authorisations and regulatory clearances) to 11 (Anti-corruption, economic sanctions, criminal property and money laundering) (inclusive) must be fulfilled, determined by AAM to remain fulfilled or (if capable of waiver) waived, by no later than 11.59 p.m. (London time) on the day before the Sanction Hearing. AAM shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as satisfied any of Conditions 2(a)(i), 2(b)(i) (Scheme approval) or 3 (Official authorisations and regulatory clearances) to 11 (Anti-corruption, economic sanctions, criminal property and money laundering) (inclusive) by a date or time earlier than the latest date and time specified above for the fulfilment of the relevant Condition notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

3.	Subject to paragraph 4 below, under Rule 13.5(a) of the Code, AAM may only invoke a Condition so as to cause the Combination not to proceed, to lapse or to be withdrawn with the consent of the Panel. The Panel will normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to AAM in the context of the Combination. This will be judged by reference to the facts of each case at the time that the relevant circumstances arise.

4.	Each of Conditions 1 (Long Stop Date), 2 (Scheme approval), 4 (AAM Shareholder approval) and 5 (Listing on the New York Stock Exchange, effectiveness of registration) (and any Takeover Offer acceptance condition adopted on the basis specified in Part 3 of this Appendix 1) will not be subject to Rule 13.5(a) of the Code.

5.	Any Condition that is subject to Rule 13.5(a) of the Code may be waived by AAM.

6.	The Combination will not become Effective unless the Conditions have been fulfilled or (to the extent capable of waiver and permitted) waived or, where appropriate, have been determined by AAM to be or remain satisfied by no later than the Long Stop Date.

7.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

Part 3

IMPLEMENTATION BY WAY OF TAKEOVER OFFER

Subject to the terms of the Co-operation Agreement and obtaining the consent of the Panel, AAM reserves the right to elect to implement the Combination by way of a Takeover Offer as an alternative to the Scheme. In such event, such Takeover Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Combination, including (without limitation) the inclusion of an acceptance condition set at 90 per cent. of Dowlais Shares to which the Takeover Offer relates, (or such lesser percentage as may be determined after consultation with the Panel (if necessary)), being in any case more than 50 per cent. of the voting rights normally exercisable at a general meeting of Dowlais, including, for this purpose, any such voting rights attaching to Dowlais Shares that are issued before the Takeover Offer becomes or is declared unconditional (whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise).

Part 4

CERTAIN FURTHER TERMS OF THE COMBINATION

1.	The availability of the Combination to persons not resident in the UK may be affected by the laws of the relevant jurisdiction. Persons who are not resident in the UK should inform themselves about, and observe, any applicable requirements. Dowlais Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay and observe any applicable requirements. Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

2.	Dowlais Shares will be acquired by AAM fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching or accruing thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital, repurchase or redemption or otherwise) made on or after the date of this Announcement in respect of Dowlais Shares, other than the FY24 Final Dividend or any repurchases of Dowlais Shares by Dowlais pursuant to the Buyback Programme.

3.	Fractions of New AAM Shares will not be allotted to Dowlais Shareholders. Instead, all fractional shares which a holder of Dowlais Shares would otherwise be entitled to receive will be aggregated and calculations will be rounded down, and such holder shall receive, in lieu of such fractional entitlements, cash in an amount (rounded down to the nearest penny) equal to such fractional amount multiplied by the last reported sale price of AAM Shares on the New York Stock Exchange (as reported in Bloomberg or, if not reported therein, in another authoritative source selected by AAM) on the last Business Day prior to the Effective Date.

4.	If any dividend, other distribution or return of capital, other than the FY24 Final Dividend or any repurchases of Dowlais Shares by Dowlais pursuant to the Buyback Programme, is announced, declared, made, payable or paid in respect of Dowlais Shares on or after the date of this Announcement and before the Effective Date, AAM reserves the right to reduce the cash element of the consideration payable in respect of each Dowlais Share by the amount of all or part of any such dividend, other distribution or return of capital, in which case any reference in this Announcement to the consideration payable under the terms of the Combination will be deemed to be a reference to the consideration as so reduced. If AAM exercises this right or makes such a reduction in respect of a dividend, other distribution or return of capital, Dowlais Shareholders will be entitled to receive and retain that dividend, other distribution or return of capital. Any exercise by AAM of its rights referred to in this paragraph 4 shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Combination.

5.	This Announcement and any rights or liabilities arising hereunder, the Combination, the Scheme and the Forms of Proxy will be governed by the laws of England and Wales and be subject to the jurisdiction of the courts of England and Wales. The Combination will also be subject to the Conditions and further terms set out in this Announcement and to be set out in the Scheme Document and such further terms as may be required to comply with the UK Listing Rules and the provisions of the Code. The Combination and the Scheme will comply with the applicable requirements of the FCA, the London Stock Exchange and the Court, as well as with the Panel and the Code. This Announcement does not constitute, or form part of, an offer or invitation to purchase Dowlais Shares or any other securities.

6.	If AAM is required by the Panel to make an offer for Dowlais Shares under a mandatory offer for Dowlais under Rule 9 of the Code, AAM may make such alterations to the above Conditions as are necessary to comply with Rule 9 of the Code.

7.	The New AAM Shares will be validly issued, fully paid and non-assessable. The New AAM Shares will be issued free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever.

8.	The consideration payable for the Combination (including, for the avoidance of doubt, the New AAM Shares and any cash) will be paid or delivered subject to any deduction or withholding on account of tax that is required by applicable law in any relevant jurisdiction.

Appendix 2

SOURCES AND BASES OF INFORMATION

Unless otherwise stated in this Announcement:

1.	As at close of business on 28 January 2025 (being the last Business Day before the date of this Announcement) Dowlais had 1,344,524,115 ordinary shares in issue.

2.	Dowlais does not hold any shares in treasury.

3.	Except for the purpose of paragraph 21 and the undertaking therein, any reference to the entire issued and to be issued ordinary share capital of Dowlais is based on:

(a)	1,344,524,115 Dowlais Shares referred to in paragraph 1 above (which includes 5,523,071 Dowlais Shares held by the employee benefit trust operated by Dowlais that can be used to satisfy the vesting of awards under the Dowlais Share Plans as at close of business on 28 January 2025 (being the last Business Day before the date of this Announcement)); and

(b)	19,021,961 Dowlais Shares which may be issued on or after the date of this Announcement on the vesting of awards under the Dowlais Share Plans.

4.	The implied enterprise value multiple for Dowlais of approximately 4.1 times adjusted EBITDA for the twelve-month period ending 31 December 2023 is calculated by reference to:

(a)	the implied value (excluding the FY2024 Final Dividend) of 82.4 pence per Dowlais Share multiplied by the issued and to be issued ordinary share capital of Dowlais referenced in paragraph 3 above; plus

(b)	the following balance sheet items taken as of 30 June 2024: net financial debt excluding lease liabilities of £915 million, lease liabilities of £142 million, non-controlling interests of £34 million, tax-adjusted pension liabilities of £338 million; together divided by;

(c)	Dowlais’ adjusted EBITDA of £618 million for the 12-month period ending 31 December 2023.

5.	The volume-weighted average prices of a Dowlais Share are derived from data provided by Bloomberg.

6.	Pro-forma revenue and adjusted EBITDA margin have been compiled on a statutory basis and without adjustments for differences between US GAAP and IFRS.

7.	Unless otherwise stated, all prices for Dowlais Shares have been derived from data provided by Bloomberg and represent Closing Prices on the relevant date(s).

8.	Unless otherwise stated:

(a)	the balance sheet information relating to Dowlais is extracted from the first half 2024 results of Dowlais as at 30 June 2024; and

(b)	the income statement financial information relating to Dowlais is extracted from the Annual Report and Financial Statements of Dowlais for the year ended 31 December 2023.

9.	Certain figures included in this Announcement have been subject to rounding adjustments.

Appendix 3

DETAILS OF IRREVOCABLE UNDERTAKINGS

1.	Dowlais Directors

The following Dowlais Directors have given irrevocable undertakings in respect of their own beneficial holdings of Dowlais Shares (or those Dowlais Shares over which they have control) to vote (or procure a vote) in favour of the resolutions relating to the Combination at the Dowlais Meetings or, in the event that the Transaction is implemented by way of a Takeover Offer, to accept (or procure the acceptance of) such Takeover Offer:

Name	Total Number of Dowlais Shares	Percentage of issued ordinary share capital (%)
Liam Butterworth	2,331,984	0.173%
Roberto Fioroni	1,153,116	0.086%
Simon Mackenzie Smith	163,392	0.012%
Celia Baxter	119,421	0.009%
Philip Harrison	60,119	0.004%
Shali Vasudeva	24,215	0.002%
Fiona MacAulay	12,182	0.001%

The obligations of the Dowlais Directors under the irrevocable undertakings given by them shall lapse and cease to have effect on and from the earlier of the following occurrences:

(a)	AAM publicly announces, with the consent of the Panel, that it does not intend to proceed with the Combination;

(b)	the Combination lapses, is withdrawn or otherwise terminates in accordance with its terms;

(c)	the Scheme has not become Effective before 11.59 p.m. on the Long Stop Date; or

(d)	if any competing offer for Dowlais is declared wholly unconditional or becomes effective.

These irrevocable undertakings remain binding in the event a competing offer is made for Dowlais. These irrevocable undertakings also extend to any shares acquired by the Dowlais Directors as a result of the vesting of awards under the Dowlais Share Plans.

Appendix 4

AAM FY24 Profit Estimate

1.	AAM FY24 Profit Estimate

For full year 2024:

•	AAM is estimating sales in the range of $6.10 - $6.15 billion.

•	AAM is estimating Adjusted EBITDA in the range of $740 - $750 million.

•	AAM is estimating Adjusted free cash flow in the range of $220 - $230 million.

Supplementary data for GAAP reconciliation:

Adjusted EBITDA

•	AAM is estimating net income in the range of $30 - $35 million.

•	AAM is estimating interest expense in the range of $185 - $185 million.

•	AAM is estimating income tax expense in the range of $25 - $30 million.

•	AAM is estimating depreciation and amortization in the range of $470 - $470 million.

•	AAM is estimating full year 2024 EBITDA in the range of $710 - $720 million.

•	AAM is estimating restructuring, acquisition, and other related costs (principally impairment charge) in the range of $30 - $30 million.

•	AAM is estimating full year 2024 Adjusted EBITDA in the range of $740 - $750 million.

Adjusted Free Cash Flow

•	AAM is estimating net cash provided by operating activities in the range of $440 - $450 million.

•	AAM is estimating capital expenditures net of proceeds from the sale of property, plant and equipment and from government grants in the range of ($240) – ($240) million.

•	AAM is estimating full year 2024 free cash flow in the range of $200 - $210 million.

•	AAM is estimating cash payments for restructuring and acquisition-related costs in the range of $20 - $20 million.

•	AAM is estimating full year 2024 Adjusted free cash flow in the range of $220 - $230 million.

2.	Application of Rule 28 to AAM FY24 Profit Estimate

The statements above in relation to Adjusted EBITDA and Adjusted free cash flow constitute profit estimates for the purposes of the Code.

The Panel has granted AAM a dispensation from the requirement to include reports from reporting accountants and AAM’s financial advisers in relation to the FY24 Profit Estimate on the basis that:(i) the estimate is presented in a manner which is consistent with AAM’s ordinary course quarterly guidance; (ii) Dowlais has agreed to the dispensation; and (iii) the directors of AAM have provided the confirmations stated below.

3.	AAM Directors’ confirmation

The AAM Directors confirm that, as at the date of this Announcement, the AAM FY24 Profit Estimate is valid as at the date of this announcement and has been properly compiled on the basis of the assumptions stated below and that that the basis of accounting used is consistent with AAM's accounting policies.

4.	Basis of preparation

The AAM 2024 Profit Estimate is based on AAM’s unaudited management accounts for the year ended 31 December 2024. The basis of accounting used for the AAM 2024 Profit Estimate is consistent with the AAM's existing accounting policies, which: (i) are in accordance with U.S. GAAP; (ii) were applied in the preparation of the AAM's financial statements for the year ending 31 December 2023; and (iii) are expected to be applied in the preparation of the AAM financial statements for the period up to 31 December 2025.

The AAM 2024 Profit Estimate has been prepared on the basis referred to above and subject to the principal assumptions set out below. The AAM 2024 Profit Estimate is inherently uncertain and there can be no guarantee that any of the factors referred to under "Principal Assumptions" below will not occur and/or, if they do, their effect on AAM’s results of operations, financial condition, or financial performance, may be material. The AAM 2024 Profit Estimate should therefore be read in this context and construed accordingly.

5.	Principal assumptions

(a)	Factors outside the influence or control of the AAM Directors:

(i)	there will be no material change to macroeconomic, political, inflationary, regulatory or legal conditions in the markets or regions in which AAM operates;

(ii)	there will be no material change in current US interest rates, economic growth (GDP), inflation expectations or foreign exchange rates compared with AAM’s estimates;

(iii)	there will be no material change in accounting standards;

(iv)	there will be no material change in market conditions in relation to customer demand or the competitive environment;

(v)	there will be no material litigation or regulatory investigations, or material unexpected developments in any existing litigation or regulatory investigation, in relation to any of AAM’s operations, products or services; and

(vi)	there will be no business disruptions that materially affect AAM, its customers, operations, supply chain or labour supply, including natural disasters, acts of terrorism, cyber-attack and/or technological issues.

(b)	Factors within the influence or control of the AAM Directors:

(i)	there will be no material acquisitions, disposals, distribution partnerships, joint ventures or other commercial agreements, other than those already assumed within the forecast;

(ii)	there will be no material change in the existing operational strategy of AAM;

(iii)	there will be no material changes in AAM's accounting policies and/or the application thereof;

(iv)	there are no material strategic investments or capital expenditure in addition to those already planned; and

(v)	there will be no material change in the management or control of AAM.

Appendix 5

Dowlais FY24 Profit Estimate

1.	Dowlais FY24 Profit Estimate

On 13 August 2024, Dowlais announced its half year results for the financial year ended 31 December 2024. Included within these results was the following statement: “Consequently, we expect a mid to high single-digit adjusted revenue decline for 2024 and an adjusted operating margin between 6.0% and 7.0% at constant currency, given the benefits of commercial recoveries, restructuring savings and performance initiatives” (the “Dowlais FY24 Profit Estimate”). The Dowlais FY24 Profit Estimate was reconfirmed in the trading update released by Dowlais in November 2024.

The Dowlais FY24 Profit Estimate constitutes a profit estimate for the purposes of Rule 28.1(c) of the Code.

2.	Dowlais Directors’ confirmation

The Dowlais Directors confirm that, as at the date of this Announcement, the Dowlais FY24 Profit Estimate remains valid and that it has been properly compiled on the basis of the assumptions stated and that the basis of accounting used is consistent with the accounting policies of the Dowlais Group, which are in accordance with UK-endorsed International Financial Reporting Standards (“IFRS”).

Set out below is the basis of preparation of the Dowlais FY24 Profit Estimate and the principal assumptions on which it is based.

3.	Basis of preparation and principal assumptions

The Dowlais FY24 Profit Estimate is based on the unaudited condensed interim financial statements of Dowlais for the six months ended 30 June 2024. The basis of accounting used is consistent with the accounting policies of Dowlais, which are in accordance with IFRS and are those that Dowlais expects to apply in preparing its Annual Report and Financial Statements for the financial year ended 31 December 2024. Given that the period to which the Dowlais FY24 Profit Estimate relates has been completed, there are no other principal assumptions underpinning the Dowlais FY24 Profit Estimate.

Appendix 6

Statement on Quantified Financial Benefits

Part 1

Quantified Financial Benefits Statement

This Announcement contains statements of estimated cost synergies arising from the Combination (together, the "Quantified Financial Benefits Statement").

A copy of the Quantified Financial Benefits Statement is set out below:

The AAM Directors, having reviewed and analysed the potential cost synergies of the Combination, and considering the factors they can influence, are highly confident in the Combined Group’s ability to realise approximately $300 million of annual run rate cost synergies, expected to be substantially achieved by the end of the third year following Completion.

The quantified cost synergies, expected to originate from the cost bases of AAM and Dowlais, are anticipated to be realised primarily from:

•	SG&A - approximately 30 per cent. across the following sources:

o	Eliminating duplicate public company costs and other costs;

o	Optimisation of the combined workforce;

o	Streamlining of engineering, research, and development expenses; and

o	Elimination of duplicate business and technical offices.

•	Purchasing - approximately 50 per cent. across the following sources:

o	Leveraging enhanced economies of scale and spend across direct and indirect material suppliers;

o	Utilising vertical integration capabilities to deliver insourcing initiatives; and

o	Achieving global freight and logistical savings through increased scale, utilisation and benefits from third-party logistics suppliers.

•	Operations - approximately 20 per cent. across the following sources:

o	Increasing operating efficiencies through the implementation of a best-of-best operating system; and

o	Optimising the combined global manufacturing footprint.

The AAM Directors expect that approximately 60 per cent. of the annual run rate cost synergies will be realised by the end of the second year following Completion, and the full run rate cost savings are expected to be substantially achieved by the end of the third year following Completion.

The AAM Directors expect that the one-off costs required to deliver on the synergy plan are approximately equal to one year of full run rate savings.

In addition, the AAM Directors expect an increase in operating working capital of approximately $13 million required to deliver identified run rate freight and logistics synergies.

The synergy savings stated are net of anticipated dis-synergies (expected to be approximately $22 million).

The expected synergies will accrue as a direct result of the Combination and would not be achieved on a standalone basis.

These statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to herein may not be achieved, may be achieved later or sooner than estimated, or those actually achieved could be materially different from those estimated. For the purposes of Rule 28 of the Code, the statements of estimated cost savings and synergies contained in this Announcement are solely the responsibility of AAM and the AAM Directors. Any statement of intention, belief or expectation for the Combined Group following the Effective Date is also an intention, belief or expectation of the AAM Directors and not of the Dowlais Directors.

These statements are not intended as a profit forecast or profit estimate for any period and should not be interpreted as such. No part of these statements, or this Announcement generally, should be construed or interpreted to mean that the Combined Group’s earnings in the first year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of AAM and/or Dowlais for the relevant preceding financial period or any other period.

Appendix 6 to this Announcement includes a copy of these statements of anticipated cost savings and synergies arising out of the Combination and provides underlying information and bases of belief and calculation.

Appendix 6 to this Announcement also includes reports from AAM’s reporting accountant, Deloitte, and its financial adviser, J.P. Morgan Cazenove, in connection with the anticipated Quantified Financial Benefits Statement, as required pursuant to Rule 28.1(a) of the Code, and provides underlying information and bases for the reporting accountant’s and financial adviser’s respective reports. J.P. Morgan Cazenove, as financial adviser to AAM, has provided such a report for the purposes of the Code stating that, in their opinion and subject to the terms of the report, the Quantified Financial Benefits Statement, for which the AAM Directors are responsible, has been prepared with due care and consideration. Each of Deloitte and J.P. Morgan Cazenove has given and not withdrawn its consent to the publication of its report in this Announcement in the form and context in which it is included.

The AAM Board believes that the Combined Group should be able to achieve the synergies set out in the Quantified Financial Benefits Statement.

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.

Basis of calculation of the Quantified Financial Benefits Statement

In preparing the Quantified Financial Benefits Statement, AAM has relied on a combination of publicly available information and information obtained through due diligence. In such circumstances, AAM management has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have, in turn, been informed by AAM management's industry experience and knowledge of the existing businesses, together with consultation with Dowlais management.

The cost bases used as the basis for the Quantified Financial Benefits Statement are a blend of AAM's FY24 forecast financial results and Dowlais’ FY24 forecast financial results, supported where relevant by certain information from AAM’s and Dowlais’ budgeted FY25 cost bases.

An exchange rate of £ to $1.30 has been used in the compilation of the synergy initiatives.

Cost synergy assumptions were based on (A) a mix (i) detailed, bottom-up evaluation of the benefits resulting from elimination of duplicate activities or (ii) AAM’s and Dowlais’ synergy attainment experience from other relevant savings programs, (B) the benefits of combined scale economics and (C) operational efficiencies arising from consolidation.

Where appropriate, assumptions were used to estimate the costs of implementing the new structures, systems and processes required to realise the synergies.

In general, the synergy assumptions have been risk-adjusted.

In arriving at the Quantified Financial Benefits Statement, the AAM Directors have made the following assumptions, which are outside the influence of AAM:

•	there will be no material change in underlying operations of either business from the Combination;

•	there will be no material impact from divestments from Dowlais existing businesses;

•	there will be no material change to macroeconomic, political, inflationary, regulatory or legal conditions in the markets or regions in which AAM and Dowlais operate;

•	there will be no material change in current foreign exchange rates or interest rates;

•	there will be no material change in accounting standards; and

•	there will be no change in tax legislation or tax rates or other legislation in the United Kingdom, United States or other countries that could materially impact the ability to achieve any benefits.

In addition, the AAM Directors have made an assumption within the influence of AAM that there will be no material divestments made by AAM.

In addition, the AAM Directors have assumed that the cost synergies are substantively within AAM’s control, albeit that certain elements are dependent in part on negotiations with third parties.

Reports

As required by Rule 28.1(a) of the Code, Deloitte, as reporting accountants to AAM, and J.P. Morgan Cazenove, as financial adviser to AAM, have provided the reports required under the Code.

Important Notes

•	The statements of estimated synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the synergies referred to may not be achieved, or those achieved could be materially different from those estimated.

•	No statement in the Quantified Financial Benefits Statement should be construed as a profit forecast.

•	Due to the size of the combination and potential scale of the Combined Group, there may be additional changes to the Combined Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

•	In arriving at the estimate of synergies set out in this Announcement, the AAM Board has assumed that there will be no significant impact on the business of the Combined Group.

Part 2

Report from Deloitte LLP on Quantified Financial Benefits Statement

The Directors

American Axle & Manufacturing Holdings, Inc.

One Dauch Drive

Detroit

MI 48211-1198

United States of America

The Directors

J.P. Morgan Securities plc

25 Bank Street

London

E14 5JP

29 January 2025

Dear Sirs/Mesdames

OFFER FOR DOWLAIS PLC (the “Target”) BY AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (the “Offeror”)

We report on the statement made by the directors of the Offeror (the “Directors”) of estimated synergy benefits set out in Part 1 of Appendix 6 to the Rule 2.7 announcement dated 29 January 2025 (the “Announcement”) issued by the Offeror (the “Quantified Financial Benefits Statement” or the “Statement”).

Opinion

In our opinion, the Quantified Financial Benefits Statement has been properly compiled on the basis stated.

The Statement has been made in the context of the disclosures within Appendix 6 setting out, inter alia, the bases of the Directors’ belief (identifying the principal assumptions and sources of information) supporting the Statement and their analysis, explanation and quantification of the constituent elements.

Responsibilities

It is the responsibility of the Directors to prepare the Statement in accordance with Rule 28 of the City Code on Takeovers and Mergers (the “Takeover Code”).

It is our responsibility to form our opinion, as required by Rule 28.1(a) of the Takeover Code, as to whether the Statement has been properly compiled on the basis stated and to report that opinion to you.

This report is given solely for the purposes of complying with Rule 28.1(a)(i) of the “Takeover Code” and for no other purpose.

Therefore, to the fullest extent permitted by law we do not assume any other responsibility to any person for any loss suffered by any such person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the Takeover Code, consenting to its inclusion in the Announcement.

Basis of preparation of the Statement

The Statement has been prepared on the basis set out in Part 1 of Appendix 6 to the Announcement.

Basis of opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Financial Reporting Council in the United Kingdom (“FRC”).

We are independent of the Offeror in accordance with the FRC’s Ethical Standard as applied to Investment Circular Reporting Engagements, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We have discussed the Statement, together with the underlying plans (relevant bases of belief/including sources of information and assumptions), with the Directors and J.P. Morgan. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Statement has been properly compiled on the basis stated.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in jurisdictions outside the United Kingdom, including the United States of America, and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices. We have not consented to the inclusion of this report and our opinion in any registration statement filed with the SEC under the US Securities Act of 1933 (either directly or by incorporation by reference) or in any offering document enabling an offering of securities in the United States (whether under Rule 144A or otherwise). We therefore accept no responsibility to, and deny any liability to, any person using this report and opinion in connection with any offering of securities inside the United States of America or who makes a claim on the basis they had acted in reliance on the protections afforded by United States of America law and regulation.

We do not express any opinion as to the achievability of the benefits identified by the Directors in the Statement.

Since the Statement and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we express no opinion as to whether the actual benefits achieved will correspond to those anticipated in the Statement and the differences may be material.

Yours faithfully

Deloitte LLP

Deloitte LLP is a limited liability partnership registered in England and Wales with registered number OC303675 and its registered office at 1 New Street Square, London, EC4A 3HQ, United Kingdom.

Deloitte LLP is the United Kingdom affiliate of Deloitte NSE LLP, a member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”). DTTL and each of its member firms are legally separate and independent entities. DTTL and Deloitte NSE LLP do not provide services to clients. Please see www.deloitte.com/about to learn more about our global network of member firms.

Part 3

Report from J.P. morgan Securities plc on Quantified Financial Benefits Statement

Report from J.P. Morgan Cazenove

American Axle & Manufacturing Holdings, Inc.

The Board of Directors

One Dauch Drive

Detroit, Michigan

48211-1198

United States of America

29 January 2025

Dear Sir / Madam,

Recommended cash and share offer for Dowlais Group Plc by American Axle & Manufacturing Holdings, Inc. (“AAM”) (the “Combination”), to be effected by way of Court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

We refer to the quantified financial benefits statement (the “Statement”) made by AAM set out in Appendix VI to the Rule 2.7 announcement dated 29 January 2025 (the “Announcement”), for which the board of directors of AAM (the “AAM Directors”) are solely responsible under Rule 28.3 of the UK City Code on Takeovers and Mergers (the “Code”).

We have discussed the Statement (including the assumptions, bases of calculation and sources of information referred to therein) with the AAM Directors and those officers and employees of AAM who developed the underlying plans as well as with Deloitte LLP (“Deloitte”) as reporting accountants. The Statement is subject to uncertainty as described in the Announcement and our work did not involve an independent examination, or verification, of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of AAM and/or Dowlais, or otherwise discussed with or reviewed by us, in connection with the Statement, and we have assumed such accuracy and completeness for the purposes of providing this letter.

We do not express any view as to the achievability of the quantified financial benefits, whether on the basis identified by the AAM Directors in the Statement, or otherwise. We have also reviewed the work carried out by Deloitte and have discussed with Deloitte its opinion addressed to you and us on this matter and which is set out in Part 2 of Appendix VI of the Announcement, and the accounting policies and bases of calculation for the Statement.

This letter is provided to you pursuant and subject to the terms of our engagement letter with AAM and solely having regard to the requirements of, and in connection with, Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to AAM, Dowlais or their shareholders or any person other than the AAM Directors in respect of the contents of this letter. We are acting exclusively as financial advisers to AAM and no one else in connection with the offer by AAM for Dowlais and it was for the purpose of complying with Rule 28.1(a)(ii) of the Code that AAM requested J.P. Morgan Cazenove to prepare this letter relating to the Statement. No person other than the AAM Directors can rely on the contents of this letter, and to the fullest extent permitted by law, we expressly exclude and disclaim all liability (whether in contract, tort or otherwise) to any other person, in respect of this letter, its contents or the work undertaken in connection with this letter or any of the results or conclusions that may be derived from this letter or any written or oral information provided in connection with this letter, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

On the basis of the foregoing, we consider that the Statement, for which you as the AAM Directors are solely responsible, has been prepared with due care and consideration.

J.P. Morgan Securities plc

Appendix 7

Definitions

The following definitions apply throughout this Announcement unless the context otherwise requires:

“AAM”	American Axle & Manufacturing Holdings, Inc., a Delaware corporation
“AAM Board”	the board of directors of AAM as at the date of this Announcement or, where the context so requires, the directors of AAM from time to time
“AAM Directors”	the directors of AAM as at the date of this Announcement or, where the context so requires, the directors of AAM from time to time
“AAM FY24 Profit Estimate”	has the meaning given in paragraph 9
“AAM Group”	AAM and its subsidiary undertakings from time to time
“AAM Proxy Statement”	the proxy statement of AAM in connection with the AAM Shareholder Meeting (as amended and supplemented from time to time)
“AAM Shares”	the shares of common stock of AAM issued and outstanding
“AAM Shareholder Meeting”	the duly convened meeting of the AAM Shareholders held for the purpose of considering and approving the amendment to AAM’s certificate of incorporation and the issuance of the New AAM Shares, including any adjournment or postponement thereof
“AAM Shareholders”	the holders of AAM Shares from time to time
“Announcement”	this announcement
“AWG”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“AWV”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Barclays”	Barclays Bank PLC, acting through its Investment Bank
“BMWK”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement

“Brazil Antitrust Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Business Day”	a day, not being a public holiday, Saturday or Sunday, on which banks in London and New York are open for normal business
“Buyback Programme”	the share buyback programme of up to £50 million announced on 21 March 2024 by Dowlais on the London Stock Exchange
“CADE”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“China Antitrust Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Clean Team Agreement”	the clean team confidentiality agreement entered into between AAM and Dowlais dated 13 December 2024, as described in paragraph 16 of this Announcement
“Closing Price”	the closing price of a Dowlais Share as derived from Bloomberg on any particular date
“CMA”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“CMA Briefing Paper”	means the briefing paper to be submitted to the CMA by AAM in relation to the Combination
“Code”	the Takeover Code issued by the Panel, as amended from time to time
“COFECE”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Combination”	the proposed acquisition by AAM of the entire issued and to be issued ordinary share capital of Dowlais not already owned or controlled by AAM on the terms and subject to the conditions set out in this Announcement, to be implemented by means of the Scheme (or should AAM so elect under certain circumstances described in this Announcement, by means of a Takeover Offer), and where the context requires, any subsequent revision, variation, extension or renewal thereof
“Combined Group”	the combined group following the Combination, comprising the AAM Group and the Dowlais Group

“Commission”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Companies Act”	the Companies Act 2006, as amended from time to time
“Completion”	the Combination becoming Effective in accordance with its terms
“Condition(s)”	the conditions to the implementation of the Combination, as set out in Part 1 of Appendix 1 to this Announcement and to be set out in the Scheme Document
“Co-operation Agreement”	the co-operation agreement dated the date of this Announcement between Dowlais and AAM as described in paragraph 16 of this Announcement
“Court”	the High Court of Justice of England and Wales
“Court Meeting”	the meeting or meetings of Scheme Shareholders to be convened by an order of the Court pursuant to section 896 of the Companies Act, notice of which will be set out in the Scheme Document, for the purposes of considering, and if thought fit, approving the Scheme (with or without amendment) and any adjournment, postponement or reconvention thereof
“Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act
“CREST”	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear
“Dealing Arrangement”	an arrangement of the kind referred to in Note 11(a) in the definition of acting in concert in the Code
“Dealing Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of dealings in relevant securities of a party to an Combination
“Deloitte”	Deloitte LLP, the United Kingdom affiliate of Deloitte NSE, a member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”), DTTL and each of its member firms being legally separate and independent entities

“Disclosed”	the information: (a) disclosed by, or on behalf of Dowlais to AAM or AAM’s professional advisers (in their capacity as such in relation to the Combination); (b) in the Annual Report and Financial Statements of Dowlais for the year ended 31 December 2023; (c) in the interim results of Dowlais for the six month period ending on 30 June 2024; (d) in this Announcement; (e) in any other announcement made by Dowlais via a Regulatory Information Service before the date of this Announcement; (f) in the virtual data room operated on behalf of Dowlais for the purposes of the Combination (which AAM and/or its advisers were able to access prior to the date of this Announcement); (g) in any filings made by Dowlais with the Registrar of Companies in England; or (h) as otherwise fairly disclosed to AAM (or its officers, employees, agents or advisers in each case in their capacity as such) before the date of this Announcement
“Dowlais”	Dowlais Group plc, a company incorporated in England and Wales with registered number 14591224
“Dowlais Articles”	the articles of association of Dowlais in force from time to time
“Dowlais Directors” or “Dowlais Board”	the directors of Dowlais as at the date of this Announcement or, where the context so requires, the directors of Dowlais from time to time
“Dowlais FY24 Profit Estimate”	has the meaning given in Appendix 5
“Dowlais Group”	Dowlais and its subsidiary undertakings from time to time and where the context permits, each of them
“Dowlais Meetings”	the Court Meeting and the General Meeting
“Dowlais Share Plans”	the Dowlais 2023 Performance Share Plan and the Dowlais 2024 Omnibus Share Plan, each as amended from time to time
“Dowlais Shareholders”	holders of Dowlais Shares from time to time
“Dowlais Shares”	the ordinary shares of 1 pence each in the capital of Dowlais
“DTRs”	the Disclosure Guidance and Transparency Rules of the FCA under FSMA and contained in the FCA’s publication of the same name, as amended from time to time
“EA”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Effective”	in the context of the Combination: (a) if the Combination is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or (b) if the Combination is implemented by way of the Takeover Offer, the Takeover Offer having been declared or having become unconditional in accordance with the requirements of the Code

“Effective Date”	the date on which the Combination becomes Effective
“EU Antitrust Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“EU FSR”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“EU FSR Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“EUMR”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Euroclear”	Euroclear UK & International Limited
“Eurozone”	the member states of the European Union that have adopted the euro as their common currency and sole legal tender
“Excluded Shares”	any Dowlais Shares:
(i) beneficially owned by AAM or any other member of the AAM Group at the Scheme Record Time; and
(ii) held by Dowlais as treasury shares (within the meaning of the Companies Act)

“FCA”	Financial Conduct Authority or its successor from time to time
“Forms of Election”	the form or forms of election for use in connection with the Mix and Match Facility
“Forms of Proxy”	the forms of proxy in connection with each of the Court Meeting and the General Meeting, which shall accompany the Scheme Document
“France FDI Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“French FDI Authority”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement

“French FDI Law”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“FSMA”	the Financial Services and Markets Act 2000, as amended from time to time
“FY24 Final Dividend”	has the meaning given in paragraph 13 (Dividends) of this Announcement
“Germany FDI Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“General Meeting”	the general meeting of Dowlais Shareholders to be convened for the purpose of considering and, if thought fit, approving, the Resolutions in relation to the Combination, notice of which shall be contained in the Scheme Document and any adjournment, postponement or reconvention thereof
“HMRC”	HM Revenue and Customs
“HSR Act”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Investec”	Investec Bank plc
“IRC”	the U.S. Internal Revenue Code
“Joint Defense Agreement”	the joint defense agreement entered into between AAM and Dowlais dated 6 December 2024, as described in paragraph 16 of this Announcement
“J.P. Morgan”	J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Cazenove
“J.P. Morgan Cazenove”	J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority)
“KFTC”	means the Korea Fair Trade Commission
“Korea Antitrust Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Last Accounts Date”	31 December 2023
“London Stock Exchange”	the London Stock Exchange plc or its successor

“Long Stop Date”	29 June 2026 or such later date (if any) as AAM and Dowlais may agree, with the consent of the Panel, and the Court may allow
“Merger Notice”	means a notice to the CMA in the prescribed form as contemplated by Section 96 of the Enterprise Act 2002
“Mexico Antitrust Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Mix and Match Facility”	the facility under which Dowlais Shareholders are entitled to elect to vary the proportions in which they receive New AAM Shares and in which they receive cash in respect of their holdings of Dowlais Shares to the extent that other such Dowlais Shareholders make off-setting elections
“MRFTA”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“New AAM Shares”	the new shares of common stock of AAM proposed to be issued to Dowlais Shareholders in connection with the Combination
“New York Stock Exchange”	the New York Stock Exchange or its successor
“Offer Period”	the offer period (as defined by the Code) relating to Dowlais, which commenced on 29 January 2025
“Official List”	the official list maintained by the FCA pursuant to Part 6 of FSMA
“Opening Position Disclosure”	has the same meaning as in Rule 8 of the Code
“Overseas Shareholders”	Dowlais Shareholders (or nominees of, or custodians or trustees for Dowlais Shareholders) who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom
“Panel”	the Panel on Takeovers and Mergers
“Phase 1 Investigation”	means an investigation by the CMA to enable it to determine whether to make a reference under Section 33 of the Enterprise Act 2002
“Phase 2 CMA Reference”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“PRA”	the Prudential Regulation Authority as defined in FSMA, or any successor regulatory authority

“PRC AML”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“Quantified Financial Benefits Statement”	the statements of estimated cost savings and synergies arising out of the Combination set out in Appendix 6 to this Announcement
“Registrar of Companies”	the Registrar of Companies in England and Wales
“Regulatory Information Service”	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements
“Relevant Authority”	any central bank, ministry, governmental, quasigovernmental, supranational (including the European Union), statutory, regulatory or investigative body, authority or tribunal (including any national or supranational antitrust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, any trade agency, association, institution or professional or environmental body in any jurisdiction
“relevant securities”	shall be construed in accordance with the Code
“Resolutions”	the resolutions proposed to be passed at the General Meeting in connection with the implementation of the Scheme
“Restricted Jurisdiction(s)”	any jurisdiction (other than the United Kingdom) where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Combination is sent or made available to Dowlais Shareholders in that jurisdiction
“Revised Confidentiality Agreement”	the revised confidentiality agreement dated 14 January 2025 between AAM and Dowlais, as described in paragraph 16 of this Announcement
“Rothschild & Co”	N.M. Rothschild & Sons Limited
“SAMR”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement

“Sanction Hearing”	the hearing of the Court at which Dowlais will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act
“Scheme”	the proposed scheme of arrangement under Part 26 of the Companies Act between Dowlais and Scheme Shareholders in connection with the Combination, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Dowlais and AAM
“Scheme Document”	the document to be sent to Dowlais Shareholders and persons with information rights containing, among other things, the Scheme, the full terms and conditions of the Scheme and notices of the Dowlais Meetings and the Forms of Proxy
“Scheme Record Time”	the time and date to be specified in the Scheme Document, expected to be 6.00 p.m. on the Business Day immediately after the Sanction Hearing
“Scheme Shareholders”	the holders of Scheme Shares
“Scheme Shares”	all Dowlais Shares:
(i) in issue as at the date of the Scheme Document and which remain in issue at the Scheme Record Time;
(ii) (if any) issued after the date of the Scheme Document and before the Voting Record Time and which remain in issue at the Scheme Record Time; and
(iii) (if any) issued on or after the Voting Record Time and before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, and which remain in issue at the Scheme Record Time, but in each case other than the Excluded Shares

“SEC”	the United States Securities and Exchange Commission
“Significant Interest”	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of: (a) the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking; or (b) the relevant partnership interest

“Takeover Offer”	if (with the consent of the Panel and subject to the terms of the Co-operation Agreement), AAM elects to implement the Combination by way of a takeover offer (as defined in Chapter 3 of Part 28 of the Companies Act), the offer to be made by or on behalf of AAM to acquire the entire issued and to be issued ordinary share capital of Dowlais on the terms and subject to the conditions to be set out in the related offer document and, where the context permits, any subsequent revision, variation, extension or renewal of such takeover offer
“Third Party”	has the meaning given in Condition 6(a) (General Third Party approvals) in Appendix 1 to this Announcement
“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland
“UK Antitrust Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“UK Listing Rules”	the listing rules made under FSMA by the FCA and contained in the FCA’s publication of the same name, as amended from time to time
“UK Market Abuse Regulation”	the Market Abuse Regulation (EU) No 596/2014 as it forms part of the laws of the United Kingdom from time to time
“U.S.” or “United States”	the United States of America, its territories and possessions, any state of the United States and the District of Columbia
“U.S. Antitrust Condition”	has the meaning given in Condition 3 (Official authorisations and regulatory clearances) in Appendix 1 to this Announcement
“U.S. Exchange Act”	the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder
“U.S. GAAP”	the accounting principles generally accepted in the U.S.
“U.S. Securities Act”	the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder
“US$” or “dollar”	the lawful currency of the United States of America from time to time
“Voting Record Time”	the time and date to be specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined
“Wider AAM Group”	AAM Group and associated undertakings and any other body corporate, partnership, joint venture or person in which AAM and all such undertakings (aggregating their interests) have a Significant Interest
“Wider Dowlais Group”	Dowlais Group and associated undertakings and any other body corporate, partnership, joint venture or person in which Dowlais and all such undertakings (aggregating their interests) have a Significant Interest

In this Announcement: (a) “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given to them in the Companies Act; and (b) all times are London times, unless otherwise stated.

References to the singular include the plural and vice versa.

All references to “pounds”, “pounds sterling”, “Sterling”, “£”, “pence”, “penny” and “p” are to the lawful currency of the United Kingdom.